UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Tian’an Technology Group Ltd.

(Exact name of Registrant as specified in its charter)

British Virgin Islands	3621	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Tian’an Technology Group Ltd. Room 104, Building 1-B, No. 3500 Xiupu Road, Pudong New Area, Shanghai, China
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Mark E. Crone, Esq. The Crone Law Group, PC 420 Lexington Avenue, Suite 2446 New York, NY 10170 (646) 861-7891
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

COPIES OF COMMUNICATIONS TO:

Mark Crone, Esq. Eric Mendelson, Esq. The Crone Law Group P.C. 420 Lexington Ave, Suite 2446 New York, NY 10170 Phone: (646) 861-7891	Lixia Zhang, Esq. Jiangsu Shishan Law Firm Building A, No. 65 Yushan Road High-tech Zone, Suzhou, China Phone: +86 512-68780109

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated September ____, 2022

TIAN’AN TECHNOLOGY GROUP LTD.

5,000,000 Ordinary Shares

___________________

This prospectus relates to the offer and resale of an aggregate 5,000,000 Ordinary Shares, no par value (the “Shares”), of Tian’an Technology Group Ltd., all of which were issued by us in a private placement transaction pursuant to securities purchase agreements (each a “Purchase Agreement”) at a purchase price of $0.10 per share. The holders of the shares are each referred to herein as a “Selling Stockholder” and collectively as the “Selling Stockholders.”

The Selling Stockholders, or their respective transferees, pledgees, donees or other successors-in-interest, may sell the Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of this registration statement. We provide more information about how a Selling Stockholder may sell its Shares in the section titled “Plan of Distribution” on page 48.

We are registering the Shares on behalf of the Selling Stockholders, to be offered and sold by them from time to time. We will not receive any proceeds from the sale of the Shares by the Selling Stockholders in the offering described in this prospectus. We have agreed to bear all of the expenses incurred in connection with the registration of the Shares. The Selling Stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Shares.

Tian’an Technology Group Ltd. (“Tian’an”) is a holding company that was incorporated under the laws of the British Virgin Islands on April 8, 2021. As a holding company with no material operations of our own, we conduct our operations through Yunke Jingrong Information Technology Co., Ltd. (“Yunke”), our wholly owned subsidiary. Shanghai Qige Power Technology Co., Ltd. (“Shanghai Qige”) is a wholly owned subsidiary of Yunke and our operating company in China. Through our subsidiary, Shanghai Qige, we are engaged in the technology driven sales of power control and service systems solutions. The ordinary shares offered by the Selling Stockholders are shares of Tian’an, a British Virgin Islands holding company, and not shares of Yunke or Shanghai Qige. Accordingly, purchasers of Shares in Tian’an will not directly hold equity interests in said operating subsidiaries.

Since our business operations are conducted in China through our operating subsidiary, the Chinese government may exercise significant oversight and discretion over the conduct of our business in China and may intervene in or influence our subsidiaries’ operations at any time, which could result in a material change in their operations and/or the value of our Ordinary Shares.

We are both an “emerging growth company” and a “foreign private issuer” under applicable U.S. Securities and Exchange Commission rules and are subject to reduced public company disclosure requirements. See “Summary-Implications of Being an ‘Emerging Growth Company’ and a ‘Foreign Private Issuer’” on page 9 of this prospectus.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. We intend to seek quotation of our ordinary shares on The OTC Markets Group, Inc. OTCQX or the OTCQB Venture after effectiveness of the registration statement of this prospectus. Quotation of our ordinary shares on the OTC Markets will require a market maker filing an application to quote our ordinary shares and approval of that application. We do not have a market maker willing to file the necessary application for quoting our shares on the OTC Markets as of the date of this prospectus. There is a risk that no public market will develop for our Shares.

Investing in our Ordinary Shares involves a high degree of risk. See section entitled “Risk Factors” starting on page 10. We directly hold equity interests in our operating subsidiaries in China, and we do not currently use a variable interest entity (“VIE”) structure. We are subject to legal and operational risks associated with having our subsidiaries’ operations in China, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and Hong Kong and China and the United States, or Chinese or United States regulations, which risks could result in a material change in our operations and/or cause our Ordinary Shares to significantly decline in value or become worthless and affect our ability to offer or continue to offer securities to investors. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We may be subject to these regulatory actions or statements. Although we have not engaged in any monopolistic behavior, our business does not involve in the collection of user data and may not subject to cybersecurity reviews. We currently expect that these new regulations may not have an impact on our operating subsidiaries or this offering. As of the date of this prospectus, no effective laws or regulations in the PRC explicitly require us to seek approval from the China Securities Regulatory Commission (the “CSRC”) or any other PRC governmental authorities for our overseas listing plan, nor has our Company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, the potential impact that such modified or new laws and regulations will have on our daily business operations, or on our ability to accept foreign investments and be quoted on the OTC Markets, is highly uncertain. The Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may, in the future, promulgate laws, regulations or implementing rules that require our Company, or any of our subsidiaries, to obtain regulatory approval from Chinese authorities before being quoted in the U.S. See “Risk Factors” beginning on page 10 for a discussion of these legal and operational risks and other information that should be considered before making a decision to purchase our Ordinary Shares.

We are an “emerging growth company” under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus. Neither we, nor the Selling Stockholders have authorized anyone to provide information different from that contained in this prospectus. We and the Selling Stockholders are offering to sell, and seeking offers to buy, Ordinary Shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Shares.

i

Prospectus Summary

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Shares discussed under “Risk Factors,” before deciding whether to invest in our Shares.

Conventions that Apply to this Prospectus

Our financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”). We present our consolidated financial statements in U.S. dollars.

Our fiscal year ends on December 31 of each year. References to fiscal 2021 are references to the fiscal year ended December 31, 2021 and references to fiscal 2020 are references to the fiscal year ended December 31, 2020. Some amounts in this prospectus may not total due to rounding. All percentages have been calculated using unrounded amounts.

Throughout this prospectus, we provide a number of key performance indicators used by our management and often used by competitors in our industry. These and other key performance indicators are discussed in more detail in the section entitled “Management’s discussion and analysis of financial condition and results of operations—Key financial and operating metrics.” We define certain terms used in this prospectus as follows:

Unless otherwise indicated or the context otherwise requires, references in this prospectus to:

●	“Shares” are to our Ordinary Shares, no par value per share;
●	“PWM” is to pulse width modulation;
●	“China” or the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, Macau and Taiwan;
●	“DC is to direct current motors;
●	“Stator” is to the stationary part of the rotary electromagnetic devices, such as the alternator, electric motor or generator;
●	“BVI” is to the British Virgin Islands;
●	“AC” is to alternating current motors (or eclectic motors);
●	“EC” is to electronically commutated series brushless motor controller;
●	“PWM” is to pulse with modulation control;
●	“CNC” is to computer numerical control;
●	“PLC” is to programmable logic controller;
●	“RMB” or “Renminbi” are to the legal currency of the People’s Republic of China;
●	“Yuan” or “¥” are to the primary unit of account of the Renminbi (RMB), the legal currency of the People’s Republic of China.
●	“US$,” “U.S. dollars,” “$,” or “dollars” are to the legal currency of the United States;
●	Tian’an Technology Group Ltd., is a limited company organized under the laws of the British Virgin Islands and is the holding company of Yunke Jingrong Information Technology Co., Ltd., its wholly owned subsidiary;
●	Yunke Jingrong Information Technology Co, Ltd. is a limited company organized under the laws of China and is the parent company for Shanghai Qige Power Technology Co., Ltd., its wholly owned subsidiary;
●	Shanghai Qige Power Technology Co., Ltd., is a limited company organized under the laws of China and is the wholly owned subsidiary of Yunke Jingrong Information Technology Co., Ltd.; and
●	Unless the context provides otherwise, “we,” “us,” “our company” or “our,” “the Company” and “Tian’an” are to Tian’an Technology Group Ltd. a corporation formed under the laws of the British Virgin Islands, and to our two wholly-owned subsidiaries, Yunke and Shanghai Qige.

Our reporting currency is the U.S. Dollar. The functional currency of the Company in the PRC is the Renminbi.

1

This disclosure contains translations of certain Renminbi amounts into U.S. dollar amounts at specified rates solely for the convenience of the reader. The relevant exchange rates are listed below:

	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020
Year ended RMB: USD exchange rate	0.1573	0.1531
Average yearly RMB: USD exchange rate	0.1550	0.1449

Market and industry data

Unless otherwise indicated, information in this prospectus concerning economic conditions, our industry, our markets and our competitive position is based on a variety of sources, information from independent industry analysts and publications, as well as our own estimates and research.

Our estimates are derived from publicly available information released by third-party sources, as well as data from our internal research, which we believe to be reasonable. None of the independent industry publications used in this prospectus were prepared on our behalf.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Shares discussed under “Risk Factors,” before deciding whether to invest in our Shares.

Our Business

Tian’an Technology Group Ltd. (“Tian’an”) is a holding company that was incorporated under the laws of the British Virgin Islands on April 8, 2021. Yunke Jingrong Information Technology Co., Ltd. (“Yunke”) is our wholly owned subsidiary. Shanghai Qige Power Technology Co., Ltd. (“Shanghai Qige”) is a wholly owned subsidiary of Yunke and our operating company in China. Through our subsidiary, Shanghai Qige, we are engaged in the technology driven sales of power control and service systems solutions. These products are used in low-speed electric vehicles, such as electric forklifts, golf carts, street sweepers and other types of specialized field vehicles.

O our main product is a series of brushless DC motor controllers. Brushless DC motors, for which our controllers are commonly paired with, are common in industrial applications across the world. At the most basic level, there are brushed and brushless motors and there are direct current motors (“DC”) and alternating current motors (“AC”), or eclectic motors. Brushless DC motors do not contain brushes and use a DC current.

2

In a brushed DC motor, the rotor spins 180-degrees when an electric current is run to the armature, a device through which electric current is passed for generating torque. To go any further, the poles of the electromagnet must flip. The brushes, as the rotor spins, make contact with the stator (the coil of wire housed inside the engine case), flipping the magnetic field and allowing the rotor to spin a full 360-degrees. A brushless DC motor is essentially flipped inside out, eliminating the need for brushes to flip the electromagnetic field. In brushless DC motors, the permanent magnets are on the rotor, and the electromagnets are on the stator. A computer then charges the electromagnets in the stator to rotate the rotor a full 360-degrees.

Brushless DC motors typically have an efficiency of 80-85%, while brushed motors are usually only 75-80% efficient. Brushes eventually wear out, sometimes causing dangerous sparking, limiting the lifespan of a brushed motor. Brushless DC motors are quiet, lighter and have much longer lifespans. Because computers control the electrical current, brushless DC motors can achieve much more precise motion control.

Because of all these advantages, brushless DC motors are often used in modern devices where low noise and low heat are required, especially in devices that run continuously.

Our Brushless DC Motor Controller

The majority of our sales during the years ended December 31, 2021 and 2020 were derived from our Brushless DC Motor Controller. While brushless DC motors are mechanically relatively simple, they do require sophisticated control electronics and regulated power supplies. Brushless motor controllers differ according to the method they use to detect the rotor’s position. Depending on the rotor’s placement, brushless DC motors can be of two types (1) inrunner motor (the rotor is internal, and the stator is on the outside of the motor); or (2) outrunner motor (the rotor is external, so the permanent magnets spin around the stator together with the motor’s case).

Inrunner motors have a more lightweight construction and a better rotational speed because of their smaller rotating diameter. On the other hand, outrunner motors have a higher torque because of the longer arm and greater electromotive force applied to the rotor.

DC motor speed control is perhaps the most common manipulation used in controllers. This speed can be controlled in four different ways: flux variation, armature voltage variation, a change in the supply voltage, and pulse width modulation (“PWM”). PWM is the technique commonly used for achieving speed control in a DC motor. It delivers energy through a series of pulses rather than a continuous signal. By altering the pulse width, the DC motor controller is able to regulate the energy flow to keep it consistent.

While less popular, DC motor torque control is achieved by a DC motor drive regulating the armature current. Since the armature current isn’t regulated, the motor can operate at whatever speed necessary to achieve the desired torque level. The torque level can remain constant achieving a “taper tension effect” for a fixed input reference and torque mode center winders. However, the machine operator can in some circumstances increase the torque set-point as diameter increases.

3

Our Company offers an electronically commutated (“EC”) series of brushless DC motor controllers. An EC motor is designed to run on an alternating current (“AC”) power supply, but it in fact bears a closer resemblance to a direct current (“DC”) motor. It is essentially a permanent magnet, brushless DC motor that incorporates on-board electronics. The added electronics allow an EC motor to combine the best features from both AC and DC motors, and then improve on them. Our Brushless DC Controller has a fast response, high precision and wide speed regulation system, meeting the trend of high-performance general-purpose driver. By optimizing a pulse with modulation (“PWM”) control technology, and an electromagnetic compatibility design, our motor controller has lower noise and lower electromagnetic interference performance. This allows us to meet the personalized needs of a variety of customers.

Our customers purchase our products, mainly via sales agreements, similar to a purchase order (each a “Sales Agreement”). Each Sales Agreement outlines the purchasing terms and conditions to which both our Company and the customer must adhere. Our customers generally purchase from us in bulk, though we do allow for small or singular purchases. Our delivery and payment terms vary depending on the amount of products being purchased. However, in all cases, we require payment in full prior to the delivery of our products. Our products also have a standard warranty of twelve (12) months, which is customary for the brushless motor industry.

Our Company manufactures or maintains a limited amount of our products. We engage third parties to design and produce our products and then deliver directly to our customers. Under certain exceptional situations, we will provide assistance to our outsourced suppliers for the logistics and transportation management.

As of the date of this prospectus, we do not have outstanding Sale Agreements due to impact of COVID-19. However, we believe that as the economy continues to recover from the pandemic, our operations will improve.

Our Products

DC Brushless Motor Controller

The controller receives the start, stop and braking signals of the motor to control the start, stop and braking of the motor itself. It also receives the position sensor signal and the forward and reverse signals to control the on-off of each power tube of the inverter bridge and generates continuous torque. The controller will receive speed commands and speed feedback signals to control and adjust speed.

Encoder

The encoder is a rotary sensor that converts rotary displacement into a series of digital pulse signals. These pulses can be used to control angular displacement. After the encoder generates electrical signals, it is processed by a computer numerical control (“CNC”) or programmable logic controller (“PLC”) control system.

Cover Assembly

The cover assembly refers to using a transition piece to indirectly connect the cover body to the shell so that the cover body is set at the top opening of the shell without affecting the appearance of the shell. A mounting cavity is formed between the cover body and the transition piece, and a plurality of elements can be installed in the mounting cavity to realize the function of installing elements on the cover body.

Handheld Programmer

The handheld programmer is a tool for programmable integrated circuits to write data. Handheld programming startups are mainly used for chip programming such as single chip microcomputer (including embedded, memory and basic input/output systems). It mainly modifies the program in the read-only memory. The handheld is usually connected with the computer and other equipment and used in conjunction with the programming software.

Our products are used in low-speed electric vehicles, such as electric forklifts, golf carts, street sweepers and other types of specialized field vehicles.

4

Our Market Opportunity

The Global Brushless DC (BLDC) Motor Drivers Market reported that Brushless DC motor drivers market size was valued at $6.25 billion in 2019 and is projected to reach $11.89 billion by 2027, growing at a compound annual growth rate of 8.3% from 2020 to 2027. With our product lines, we are well positioned to meet this market demand. Our products, specifically our brushless DC motor controllers, are designed to be technologically efficient, have lower energy consumption, higher output, and less weight. The ability of brushless motors to save energy and increase the operational efficiency of equipment in which they are used is expected to drive the growth of the market over the forecast period. These motors offer optimum efficiency and reliability at the same time, which proves to be economical in the majority of their applications. These motors are thermally resistant, require low maintenance, and operate at low temperatures, eliminating any threat of sparks. Our brushless DC motor controllers in conjunction with motors are high level performance motors and have shown to be reliable. We offer customized integrated circuit technology that allows for very promising market prospects. Revenue from sales of our products for the years ended December 31, 2021 and 2020 were $37,065 and $26,309, respectively.

Our Strengths

We are dedicated to the production of high quality products that are tailored to customers’ requirements and commercial needs. Our competitive strengths include:

●	Our Company offers complete product solutions in the form of a multi-segment product system, covering the main markets of the motion control industry. At the same time, the Company has core technologies suitable for different application fields that have been tested through independent research and development.

●	We focus on the different and various needs of customers, and have realized, through the organic combination of core technology for different products, how to provide our customers with comprehensive and integrated drive solutions and one-stop services, thereby reducing customers’ procurement costs and enhancing our Company’s competitiveness.

The Company has been deeply involved in the low-speed, electric vehicle controller industry for many years and has a solid understanding of the needs of downstream customers. We have tailored our technology research and development and product design around our customers’ needs.

Our marketing strategy is based on this research and the needs of our key customers. We continue to review our customers’ purchasing trends and power and overall demands. We maintain communication with our customers and make offers based on what we believe their current and future need sets are. We offer preferential pricing when we believe it will be most effective and to maintain long term relationships with our customers.

Our products are designed to provide customized settings and functional optimization. We believe the industrial application of our advanced technological achievements improves the quality of our products, and also contributes to the control of product costs, both of which benefit our customers.

After years of research, the Company has developed a marketing strategy targeting the brushless DC motor driver industry where customers looking to lower their carbon footprint while saving energy and increasing the operational efficiency of equipment in which they use. Our target customer will likely purchase our controller for motors in items such as: electric forklifts, golf carts, sightseeing vehicles, urban sweepers, simple customers, off-road vehicles, trucks and other special tool vehicles. We believe our motion control products are also well received by our customers.

Continuous Technology Development

Since its inception, our Company has focused on providing downstream equipment manufacturers with cost-effective motion control products that suit their individual needs. Subdivision fields, such as motors, have come a long way with their technological advantages.

At the same time, we are actively researching and developing high-speed and high-precision drive control technology and other research technologies that represent the future development direction in view of the development direction of the future network, intelligence and integration of the driver system, and constantly enriches its own technical reserves and enhances the level of competition. Our research and development management system is focused toward current market needs such that we can meet those needs with technological innovation as a core solution.

Strict Quality Control

We have established a top-down integrated quality management system to carry out enhanced quality control, quality planning and quality improvement implementations for our product design process which ensure the effectiveness of the entire process. We aim to be a responsible product supplier; and, in order to ensure the stability and reliability of product quality, in addition to strengthening routine manufacturing process testing, we also implement a strict testing system to test our products.

5

Service Network Advantages

Our target customers are those who are seeking brushless motors required thermally resistance, low maintenance, low operating temperature, and high efficiency for their equipment. With consideration of the geographical and customer demographic characteristics of our target industry, we have established a “regional distribution” sales system to satisfy our customers at customized services and rapid responses to their issues.

The application of controller and motor products in market segments not only requires customization of product shape, structure, and interface, but also requires suppliers to provide timely personalized services. Foreign-funded brands generally provide standardized general-purpose products in the domestic market, while their research and development teams may be located overseas. The responsiveness to the individualized needs of domestic customers can be slow, and it can be difficult to meet the emerging needs of customers. In addition, the products provided by foreign brands can have higher prices with multiple functionalities, while domestic downstream customers need products that are suitable for their own specific requirements and have lower comprehensive costs. We believe our products offers more specific individual need-sets at cost-effective rates for domestic downstream industry customers. We also offer more flexible, personalized, and cost effective service solutions which allow us to build a rapport with our customers.

Growth Strategy

We will continue to adhere to our business principles of providing high quality and safe products to our consumers and promoting social responsibility. We believe that our pursuit of these goals will lead to sustainable growth driven by our capacity expansion based on market demand, solidify our position in the industry, and create long-term value for our shareholders, employees and other stakeholders.

●	Technological innovation. We intend to closely track and study the development trend of domestic and international industrial automation control technology, focusing on the breakthrough of synchronous control, high speed range of magnetic weakening control, motion position control, high-speed bus communication technology, high precision torque technology and other technology research so we can maintain our technological standards to meet consumer needs.

●	Establish a new research and development center in Shanghai. We intend to uphold our commitment to product quality and to ensure consistently high standards throughout our operations. We aim to construct a laboratory to further our research and development in Shanghai so we can increase our investment in research and development and equipment, accelerate the speed of technology development and talent training, and further improve our current innovation technology research and industrial application capacity.

●	Market development. We hope to expand our sales and distribution network to penetrate new geographic markets, further gaining market share in existing markets and accessing a broader range of customers. We will continue to expand our sales network, leveraging our local resources to quickly enter new markets, while also minimizing requirements for capital outlay. We plan to focus on brand customers and concentrate on high-end industry upgrades to our existing marketing system.

●	Industrial merger and acquisition plan. Our goal is to strengthen our market position and accelerate our expansion by expanding our scale and gaining additional market share. We plan to increase investment in our business and expand our production capacity through horizontal or vertical acquisitions, strategic partnership and joint venture. We plan to invest additional capital in technology research and development. With more exposure and promotion, our product and brand will be better recognized. Currently we have no agreements or letters of intent for any acquisitions, partnerships or ventures.

●	Human resource development. We believe our success greatly depends on our ability to attract, incentivize and retain talented professionals. With a view to maintaining and improving our competitive advantage in the market, we plan to implement a series of initiatives to attract additional and retain mid- to high-level personnel, including formulating a market-oriented employee compensation structure and implementing a standardized multi-level performance review mechanism.

6

Research and Development

We are currently allocating most of our research and development towards advancing the technology and capability of our brushless DC motor controller. According to the CnR.cn, the market size of the electric vehicle controller industry in 2021 was about RMB $32.2 billion, with a year-on-year growth of approximately 6.3%. Our current controller is suitable for low-speed electric vehicles (generally the maximum speed is 50km/h). We believe that if our Company focuses its efforts on an advanced controller, we will be able to expand our market size and increase our revenue. Our current target market is China.

We believe our advanced controllers will be able to increase the torque and power of brushless DC motors, as well as other brushless motors that have compatibility with our controllers. Our advanced brushless DC motor controller are designed to control and maintain the position, speed, or torque of a DC-powered motor and easily reverses, so the DC motor drive current runs in the opposite direction. This will allow the user to enjoy higher starting torque, quick starting and stopping, reversing, variable speeds with voltage input and more. We intend to have an updated and improved controller within 2-3 years from the date of this prospectus.

Sales and Marketing

Our experienced sales and marketing team is equipped with professional technical support personnel familiar with different application fields. We believe we have sufficient business personnel in the regions we do business and employ a multi-dimensional marketing network system that supports customer service.

At present, our Company has two methods by which we market:

1.	Many of our sales are from current customer introductions, references and word-of-mouth promotion. Our marketing model is designed to drive organic growth, leverage positive word-of-mouth, and remove friction from the evaluation and purchasing process.
2.	We also employ a sales and marketing team. Our team they will actively contact the company’s potential customers, not limited to phone calls.

We also have technical support personnel that experienced and knowledgeable in our industry. They respond quickly, and provide customers with comprehensive and in-depth professional services through technical hotlines, door-to-door services, new product seminars and technical training programs.

Our Challenges

The Company’s projects are based on research of current market trends and our judgment of market demand and forecasting. In general, it takes a minimum of 6 months or longer to launch a new product. Although the Company will conduct detailed market research and technical pre-research before product development and implementation, the ultimate success of our ability to launch a successful product is also affected by the product development cycle, launch timing, customer preferences, competitors’ product strategies, and need of the applicable market. Our industry is influenced by many factors, most of which can be difficult to predict. If our research and development is inaccurate, or fails altogether, our projects may not achieve the expected economic benefits, which may lead to a decline in the Company’s profitability.

Risk Factor Summary

Our business is subject to numerous risks and uncertainties that you should be aware of before making a decision to invest in our Ordinary Shares. These risks are more fully described in the section titled “Risk Factors” immediately following this prospectus summary. These risks include, among others, the following:

●	The industry in which the company operates is a technology-intensive industry, and the company’s core competitiveness depends on its technological research and development capabilities and continuous innovation capabilities.
●	Loss of core technical personnel.
●	The current COVID-19 pandemic, as well as other epidemics, natural disasters, terrorist activities, political unrest, and other outbreaks could disrupt our delivery and operations, which could materially and adversely affect our business, financial condition, and results of operations.

7

●	We face intense competition in our industry in general. If we fail to compete effectively, we may lose market share and customers, and our business, financial condition and results of operations may be materially and adversely affected.
●	Failure to maintain the quality and safety of our products could have a material and adverse effect on our reputation, financial condition and results of operations.
●	If we do not obtain substantial additional financing, our ability to execute on our business plan as outlined in this prospectus will be impaired.

Corporate History and Structure

The following diagram illustrates our corporate structure, including our holding company, as of the date of this prospectus:

Corporate Information

Our address is 3500 1B1 104 Room 104, 1F, Building B, Building 1, No. 3500 Xiupu Road, Pudong New Area, Shanghai China. The Company does not have a website. Our agent for service of process in the United States is The Crone Law Group P.C.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As long as we remain an emerging growth company, we may rely on exemptions from some of the reporting requirements applicable to public companies that are not emerging growth companies. These exemptions include: (1) being permitted to provide only two years of selected financial data (rather than five years) and only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; (2) not being required to comply with the auditor attestation requirements of the Sarbanes-Oxley Act of 2002 in the assessment of our internal control over financial reporting; and (3) not being required to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have taken, and may continue to take, advantage of some of these exemptions until we are no longer an emerging growth company. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. However, we have elected to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

8

We will remain an emerging growth company until the earliest of: (1) the last day of our fiscal year during which we have total annual gross revenues of at least $1.07 billion; (2) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (3) the date on which we have, during the previous three-year period, issued more than $1.00 billion in non-convertible debt; or (4) the date on which we become a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if we have been a public company for at least 12 months and the market value of our Ordinary Shares held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. We will not be entitled to the above exemptions if we cease to be an emerging growth company.

Implications of Our Foreign Private Issuer Status

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, if we are successful at having our shares quoted on the OTCQB, we will publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of the OTCQB. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

The Offering

Ordinary Shares Offered By Selling Stockholders:	5,000,000 Ordinary Shares
Ordinary Shares Issued and Outstanding After Completion of this Offering:	45,000,000

Ordinary Shares Issued and Outstanding Before Completion of this Offering	45,000,000

Use of Proceeds:	The Selling Stockholders will receive all of the net proceeds from the sale of Ordinary Shares.

Market for our Ordinary Shares:

There is no market for our securities. Our Ordinary Shares are not traded on any exchange or quoted on the OTC Markets. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application for our shares to be eligible for quotation on the OTC Markets. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our Ordinary Shares may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Risk Factors:	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

Listing:	We intend to apply to quote our Ordinary Shares on the OTCQB. There is no assurance that we will be successful at having our shares quoted.

9

Summary Consolidated Financial Data

The following summary consolidated financial data for the years ended December 31, 2021 and 2020 has been derived from our audited consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America, or US GAAP. Our historical results are not necessarily indicative of results expected for future periods. You should read this Summary Consolidated Financial Data section together with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Balance Sheet Data	Fiscal Year Ended December 31, 2021 (audited)	Fiscal Year Ended December 31, 2020 (audited)
Cash	$456	$7,998
Total Assets	$78,467	$62,242
Liabilities	$649,995	$500,715
Total Stockholder’s Equity	$(571,528)	$(438,473)

Statement of Operations	Fiscal Year Ended December 31, 2021 (audited)	Fiscal Year Ended December 31, 2020 (audited)
Revenues	$37,065	$26,309
Net Loss for Reporting Periods	$(119,255)	$(108,158)

Risk Factors

An investment in our Shares involves significant risks. You should consider carefully all of the information in this prospectus, including the risks and uncertainties described below, before making an investment in our Shares. Any of the following risks could have a material and adverse effect on our business, financial condition and results of operations. In any such case, the market price of our Shares could decline, and you may lose all or part of your investment.

10

Risks Related To Our Financial Condition and Business Model

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

As of December 31, 2021, the Company has incurred an accumulated deficit of $533,822 and a negative working capital of $580,013. The Company will require additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern from a period of one year from the issuance of these financial statements. The Company intends to continue to fund its business by way of private placements and financing supports from related parties as may be required. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements for the years ended December 31, 2021 and 2020 with respect to this uncertainty. If we are unable to raise capital when needed or on acceptable terms, we could be forced to delay, reduce, or eliminate our technology development programs, our commercialization efforts, general hiring, or to cease operations.

Because we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.”

We are an “emerging growth company” as defined under the Jumpstart our Business Startups Act (“JOBS Act”). We will remain an “emerging growth company” for up to five years, or until the earliest of:

(i)	the last day of the first fiscal year in which our total annual gross revenues exceed $1.07 billion,
(ii)	the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or
(iii)	the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

As an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

●	not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act (“Sarbanes Oxley”) (we also will not be subject to the auditor attestation requirements of section 404(b) as long as we are a “smaller reporting company”, which includes issuers that had a public float of less than $75 million as of the last business day of their most recently completed second fiscal quarter);
●	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and
●	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in section 7(a)(2)(B) of the Securities Act of 1933 (the “Securities Act”) for complying with new or revised accounting standards. Under this provision, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

11

Defects, errors or any other problems associated with our products and services could diminish demand for our products or services, harm our business and results of operations and subject us to liability.

Our customers use our products and services for important aspects of their businesses, and any errors, defects or disruptions to our products and services and any other performance problems with our products and services could damage our customers’ businesses and, in turn, hurt our brand and reputation. Real or perceived errors, failures, bugs or security vulnerabilities in our products could result in negative publicity, loss of or delay in market acceptance, loss of competitive position, lower customer retention or claims by customers for losses sustained by them. In such an event, we may be required, or may choose, for customer relations or other reasons, to expend additional resources in order to help correct the problem. As a result, our reputation and our brand could be harmed, and our business, operating results and financial condition may be adversely affected. We use third-party suppliers to manufacture our products. Such finished products may contain defects, errors or other product issues, which may negatively impact the performance of our products and services, and smart devices, damage our reputation, harm our ability to attract new and existing customers, and incur significant support, repair or replacement costs even if we can be reimbursed from the third-party suppliers.

We generate a significant portion of our revenues from a limited number of major customers and any loss of business from these customers could have a negative impact on our revenues and harm our business.

We derive a significant portion of our revenues from a limited number of major customers. Our five largest customers in the years ended December 31, 2021 and 2020 accounted for approximately 98.5% and 100% of our revenues, respectively. Our ability to maintain close relationships with major customers is essential to the success of our business. The purchase orders placed by specific customers may vary from period to period, and we typically do not have long-term purchase commitments from our customers. As a result, most of our customers could reduce or cease their use of our products and services at any time without any penalty or termination charges. A major customer in one year may not provide the same level of revenues for us in any subsequent year. In addition, reliance on any individual customer for a significant portion of our revenues may give that customer a degree of pricing leverage when negotiating contracts and terms of service with us.

Many factors not within our control could cause the loss of, or reduction in, business or revenues from any customer, and these factors are not predictable. These factors include, among others, pricing pressure from competitors, a change in a customer’s business strategy, or failure of a module supplier to develop competitive products. Our customers may choose to pursue alternative technologies and develop alternative products in addition to, or in lieu of, our products, either on their own or in collaboration with others, including our competitors. The loss of any major customer, or a significant decrease in the volume of customer demand or the price at which we sell our products to customers, could materially adversely affect our financial condition and results of operations.

If we are unable to retain key personnel and hire new key personnel, we may not be able to implement our business plan.

Our ability to succeed depends upon the experience and contributions of our key personnel, and in particular, our founder and CEO, Mr. Heng Fei Yang. The loss of the services of these individuals, if they are not adequately replaced, could have a substantial adverse effect on our financial condition, results of operations, and prospects. Our future success will also depend on our ability to identify, attract, and retain additional qualified personnel as we expand our operations. There is no guarantee that we will be successful in identifying, attracting, and retaining such personnel. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

12

Our failure to appropriately respond to changing consumer preferences and demand for new products or product enhancements could significantly harm our customer relationships and product sales and harm our financial condition and operating results.

Our business is subject to changing consumer trends and preferences, especially with respect to technological advancement. Our continued success depends in part on our ability to anticipate and respond to these changes, and we may not respond in a timely or commercially appropriate manner to such changes. Our failure to accurately predict these trends could negatively impact consumer opinion of our products and cause the loss of sales. The success of our new product offerings and enhancements depends upon a number of factors, including our ability to:

●	accurately anticipate customer needs;
●	innovate and develop new products or product enhancements that meet these needs;
●	successfully commercialize new products or product enhancements in a timely manner;
●	price our products competitively;
●	manufacture and deliver our products in sufficient volumes and in a timely manner; and
●	differentiate our product offerings from those of our competitors.

If we do not introduce new products or make enhancements to meet the changing needs of our customers in a timely manner, some of our product offerings could be rendered obsolete, which could negatively impact our revenues, financial condition and operating results.

If we are unable to build sufficient distribution network to meet increasing demand of our products, our ability to execute on our business plan as outlined in this prospectus will be impaired.

We sell our products through our direct sales force and distribution channel. Although our sales and distribution satisfy our existing business needs, they might be insufficient to meet demand for our products as we continue to grow our business, which could result in harm to our sales and business operations, financial condition and results of operations. To mitigate such risk, we intent to invest our internally generated cash from operations and capital to be raised to add additional teams to our direct sales force, expand our geographic reach with new distribution channels into other provinces within China and overseas, and establish more sales online. If our planned efforts to expand our sales and distribution channels are not effective, our ability to execute on our business plan and to realize continued growth with be impaired.

We may lose our competitive advantage and our operations may suffer if we fail to prevent the loss or misappropriation of, or disputes over, our intellectual property or proprietary information.

We regard our intellectual property, particularly our patents and trade secrets, to be of considerable value and importance to our business and our success. We rely on a combination of patent, trademark and trade secret laws, as well as confidentiality agreements to protect our intellectual property rights. Failure to protect our intellectual property rights could harm our brands and our reputation, and adversely affect our ability to compete effectively. Further, enforcing or defending our intellectual property rights, including our patents and trade secrets, could result in the expenditure of significant financial and managerial resources.

Production difficulties, quality control problems, inaccurate forecasting and reliance on third-party suppliers could harm our business.

Production difficulties, quality control problems, inaccurate forecasting and our reliance on third party suppliers to manufacture and deliver products that meet our specifications in a timely manner could harm our business. We could experience production difficulties with respect to our products, including the availability of raw materials, components, packaging and products that do not meet our specifications and quality control standards. These production difficulties and quality problems could result in stock outages or shortages in our markets with respect to such products, harm our sales, or create inventory write-downs for unusable products.

13

Disruptions Resulting from the Covid-19 Pandemic Have Had a Material Negative Impact on Our Results of Operations, and Pose Continuing Additional Risks to Our Operations.

In December 2019, a novel strain of COVID-19 was reported in Wuhan, China. On March 11, 2020, the World Health Organization categorized it as a pandemic. To reduce the spread of the COVID-19, the Chinese government has employed measures including city lockdowns, quarantines, travel restrictions, suspension of business activities and school closures. Due to difficulties resulting from the COVID-19 outbreak, including, but not limited to, the temporary closure of the Company’s factory and operations beginning in early February, limited support from the Company’s employees, delayed access to raw material supplies and inability to deliver products to customers on a timely basis, the Company’s business was negatively impacted and is expected to generate lower revenue and net income during the period from February to April 2020. The Company resumed operations on March 2, 2020 and, as such, the extent of the impact of COVID-19 on the Company’s results of operations and financial condition will depend on future developments, including the duration and spread of the outbreak and the impact on the Company’s customers, which are still uncertain and cannot be reasonably estimated at this point of time. The local government of the Company’s PRC subsidiary Shanghai Qige has issued shutdown measures throughout March 2020 to June 2022. The impact of the epidemic and sporadic resumption of work, the Company’s operations and financial results have been adversely materially affected.

We may face increased competition from new and existing firms with greater capital resources, which could cause our market share and profitability to decline if we do not successfully meet competitive challenges.

Because of the strong prospects and recent growth of our existing business, we may face new direct competition from some counterparts engaged in other categories of the natural products and ingredients business, such as Shanghai Ningzhong Trading Co., Ltd. in China, which is engaged in the sales of forklifts, construction machinery and equipment as well as electronic system equipment. The size, financial strength, technology foundation and development capabilities of the above-mentioned companies are strong, and potential competition from these firms will be a key competitive challenge in the near future. In addition, Suzhou Yongjian Storage and Logistics Equipment Co., Ltd. and Dezhou Ningjian Electronic Technology Co., Ltd. are companies that may challenge us given their advanced supply chains and the cost advantages that come with that. Because of the strong capital and brand strength of such companies, they might pose challenges to us in the future. If we are unable to continue to expand, innovate, and collaborate to improve our market position in the face of new competition, our market share, revenues, and profitability will be adversely affected.

Risks Related To Legal Uncertainty

We may incur material product liability claims, which could increase our costs and harm our financial condition and operating results.

Our industry experiences significant product liability claims. As a supplier of products, we face an inherent business risk of exposure to product liability claims in the event that our products, or the equipment into which our products are incorporated, malfunction and result in personal injury or death. We may be named in product liability claims even if there is no evidence that our systems or components caused the accidents. Product liability claims could result in significant losses as a result of expenses incurred in defending claims or the award of damages. Our products are mainly used in low-speed electric cars such as electric forklifts, golf carts, sightseeing cars and other special tool vehicles. The sale of systems and components for the transportation industry entails a high risk of these claims. In addition, we may be required to participate in recalls involving these systems if any of our systems prove to be defective, or we may voluntarily initiate a recall or make payments related to such claims as a result of various industry or business practices or the need to maintain good customer relationships. Our other products may also be subject to product liability claims or recalls. We cannot assure you that our product liability insurance will be sufficient to cover all product liability claims, that such claims will not exceed our insurance coverage limits or that such insurance will continue to be available on commercially reasonable terms, if at all. Any product liability claim brought against us could have a material adverse effect on our reputation and business as the Company currently carries no product liability insurance.

Risks Related to Our Corporate Structure

If the PRC government finds that the agreements that establish the structure for conducting certain of our operations in China do not comply with PRC regulations relating to the relevant industries, or if these regulations or the interpretation of existing regulations changes in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

Foreign investment in China is extensively regulated and subject to numerous restrictions. Pursuant to the Special Management Measures for the Market Entry of Foreign Investment (Negative List) (2019), or the 2019 Negative List, published by the National Development and Reform Commission, and the Ministry of Commerce, or the MOFCOM, on June 30, 2019, and effective on July 30, 2019, with a few exceptions, foreign investors are not allowed to own more than 50% of the equity interests in a value-added telecommunication services provider and any primary foreign investor must have experience in providing value-added telecommunications services overseas and maintain a good track record.

14

If the PRC government finds that our contractual arrangements do not comply with its restrictions on foreign investment, or if the PRC government otherwise finds that we or any of its subsidiaries are in violation of PRC laws or regulations or lack the necessary permits or licenses to operate our business, the relevant PRC regulatory authorities, would have broad discretion in dealing with such violations or failures, including, without limitation:

●	revoking the business licenses and/or operating licenses of such entities;
●	discontinuing or placing restrictions or onerous conditions on our operation through any transactions between our PRC subsidiary and consolidated affiliated entities;
●	imposing fines, confiscating the income from our PRC subsidiary or consolidated affiliated entities, or imposing other requirements with which such entities may not be able to comply;
●	requiring us to restructure our ownership structure or operations, including terminating the contractual arrangements with our variable interest entity and deregistering the equity pledges of our variable interest entity, which in turn would affect our ability to consolidate, derive economic interests from, or exert effective control over our variable interest entity; or
●	restricting or prohibiting our use of the proceeds of this offering to finance our business and operations in China.

Any of these actions could cause significant disruption to our business operations and severely damage our reputation, which would in turn materially and adversely affect our business, financial condition and results of operations. If any of these occurrences result in our inability to direct the activities of our variable interest entity that most significantly impact its economic performance, and/or our failure to receive the economic benefits from our variable interest entity, we may not be able to consolidate the entity in our consolidated financial statements in accordance with US GAAP.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in the British Virgin Islands against us or our management named in the prospectus based on foreign laws.

Our Company is incorporated under the laws of the British Virgin Islands. We conduct substantially all of our operations in China, and substantially all of our assets are located in China. In addition, all our senior executive officers reside within China for a significant portion of the time and most are PRC nationals. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside China. In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the British Virgin Islands and many other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

In addition, BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. For more information, see “Description of Share Capital—Differences in Corporate Law—Shareholders’ Suits”. The BVI courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law, and to impose liabilities against us, in original actions brought in the BVI, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory enforcement in the BVI of judgments obtained in the United States, although the courts of the BVI will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary. For more information, see “Enforceability of Civil Liabilities.” This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

15

Lastly, under the provisions of the BVI Act, the memorandum and articles of association of a company are binding as between the company and its members and between the members. In general, members are bound by the decision of the majority or special majorities as set out in the articles of association or in the Act. As for voting, the usual rule is that with respect to normal commercial matters members may act from self-interest when exercising the right to vote attached to their shares.

If the majority members have infringed a minority member’s rights, the minority may seek to enforce its rights either by derivative action or by personal action. The BVI Act provides that any member of a company is entitled to payment of the fair value of his shares upon dissenting from certain matters. For more information, see “Description of Share Capital—Differences in Corporate Law—Shareholders’ Suits.”

Generally any other claims against a company by its members must be based on the general laws of contract or tort applicable in the BVI or their individual rights as members as established by the company’s memorandum and articles of association, which are more limited than the rights afforded investors under the laws of many states in the United States.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, our British Virgin Islands holding company primarily relies on dividend payments from us to fund any cash and financing requirements it may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC subsidiary in China may be used to pay dividends to our Holding Company. However, approval from or registration with appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, our Holding Company may need to obtain SAFE approval to use cash generated from our operations to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our Shares.

Uncertainties exist with respect to the interpretation and implementation of the newly enacted Foreign Investment Law and its implementing rules, and how they may impact our business, financial condition and results of operations.

The variable interest entity structure has been adopted by many PRC-based companies, including us, to obtain necessary licenses and permits in the industries that are currently subject to foreign investment restrictions in China. The MOFCOM published a discussion draft of the Proposed Foreign Investment Law in January 2015, or the 2015 Draft FIL, according to which, variable interest entities that are controlled via contractual arrangements would also be deemed as foreign-invested entities, if they are ultimately “controlled” by foreign investors.

In March 2019, the PRC National People’s Congress, or the NPC, promulgated the PRC Foreign Investment Law, or the Foreign Investment Law, and in December 2019, the State Council promulgated the Implementing Regulations of the Foreign Investment Law of PRC, or the FIE Implementing Regulations, to further clarify and elaborate the relevant provisions of the Foreign Investment Law. The Foreign Investment Law and the FIE Implementing Regulations both became effective from January 1, 2020 and replaced the major existing laws and regulations governing foreign investment in the PRC. Pursuant to the Foreign Investment Law, “foreign investments” refer to investment activities conducted by foreign investors (including foreign natural persons, foreign enterprises or other foreign organizations) directly or indirectly in the PRC, which include any of the following circumstances: (i) foreign investors setting up foreign-invested enterprises in the PRC solely or jointly with other investors, (ii) foreign investors obtaining shares, equity interests, property portions or other similar rights and interests of enterprises within the PRC, (iii) foreign investors investing in new projects in the PRC solely or jointly with other investors, and (iv) investment in other methods as specified in laws, administrative regulations, or as stipulated by the State Council.

16

The Foreign Investment Law and FIE Implementing Regulations do not introduce the concept of “control” in determining whether a company would be considered as a foreign-invested enterprise, nor do they explicitly provide whether the variable interest entity structure would be deemed as a method of foreign investment. However, the Foreign Investment Law has a catch-all provision that includes into the definition of “foreign investments” made by foreign investors in China in other methods as specified in laws, administrative regulations, or as stipulated by the State Council, and as the Foreign Investment Law and FIE Implementing Regulations are newly adopted and relevant government authorities may promulgate more laws, regulations or rules on the interpretation and implementation of the Foreign Investment Law, the possibility cannot be ruled out that the concept of “control” as stated in the 2015 Draft FIL may be embodied in, or the variable interest entity structure adopted by us may be deemed as a method of foreign investment by, any of such future laws, regulations, and rules.

If we are deemed as a foreign-invested enterprise under any of such future laws, regulations, and rules, and any of the businesses that we operate were to be in the “negative list” for foreign investment and therefore be subject to foreign investment restrictions or prohibitions, further actions required to be taken by us under such laws, regulations and rules may materially and adversely affect our business, financial condition and results of operations. Furthermore, if future laws, administrative regulations or rules mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure, business, financial condition and results of operations.

Risks Related to Doing Business in China

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

All of our assets and operations are located in China. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy, and the rate of growth has been slowing since 2012. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, lead to reduction in demand for our services and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may adversely affect our business and operating results.

17

Risks related to a future determination that the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect or investigate our auditor completely.

The audit report included in this prospectus was issued by HHC a United States based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. We have no intention of dismissing HHC in the future or of engaging any auditor not subject to regular inspection by the PCAOB. There is no guarantee, however, that any future auditor engaged by the Company would remain subject to full PCAOB inspection during the entire term of our engagement. The PCAOB is currently unable to conduct inspections in China without the approval of Chinese government authorities. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate. In addition, under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted.

Although the audit report included in this prospectus was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our Ordinary Shares may be delisted or prohibited from trading.

The audit report included in this prospectus was issued by HHC, a United States based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. We have no intention of dismissing HHC in the future or of engaging any auditor not subject to regular inspection by the PCAOB. As an auditor of companies that are registered with the SEC and publicly traded in the United States and a firm registered with the PCAOB, our auditor is required under the laws of the United States to undergo regular inspections to assess its compliance with the laws of the United States and professional standards. If we were to engage a different auditor in the future, we would engage an auditor that is United States-based and subject to full PCAOB inspection with all materials related to the audit of our financial statements accessible to the PCAOB. There is no guarantee, however, that any future auditor engaged by the Company would remain subject to full PCAOB inspection during the entire term of our engagement. In such case, we will engage a new qualified and fully inspected auditor, which may result in us delaying or restating our financial statements.

The PCAOB is currently unable to conduct inspections in China without the approval of Chinese government authorities. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate.

18

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular mainland China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress which, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges such as the Nasdaq of issuers included on the SEC’s list for three consecutive years. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets. On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (the “HFCAA”), which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCAA on December 2, 2020, and the HFCAA was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks. On December 2, 2021, the SEC adopted final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year (as defined in the interim final rules) under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China, because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong.

Should the PCAOB be unable to fully conduct inspection of our auditor’s work papers, it will make it difficult to evaluate the effectiveness of our auditor’s audit procedures or equity control procedures. Investors may consequently lose confidence in our reported financial information and procedures or quality of the financial statements, which would adversely affect us and our securities.

Because the majority of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares.

We are subject to a variety of laws and regulations that involve matters important to, or may otherwise impact, our business, including, among others, information security and censorship, foreign exchange and taxation. The introduction of new products and services may subject us to additional laws, regulations, or other government scrutiny.

These laws and regulations are continually evolving and may change significantly. As a result, the application, interpretation, and enforcement of these laws and regulations are often uncertain, particularly in the rapidly evolving industry in which we operate. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. These laws and regulations may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	Delay or impede our development of new services,
●	Result in negative publicity, increase out operating costs,
●	Require significant management time and attention, and
●	Subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practice.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products and services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected as well as the value of our ordinary shares.

19

Any actions that may be taken by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Uncertainties with respect to the PRC legal system could adversely affect us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the PRC economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property, and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy and any regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

We may rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business.

We are a BVI holding company and we rely principally on dividends and other distributions on equity from our PRC subsidiary for our cash requirements, including for services of any debt we may incur. The ability of our PRC subsidiary to pay dividends and other distributions on equity, in turn, depends on the payment they receive from our variable interest entity as service fees pursuant to certain contractual arrangements among our PRC subsidiary, our variable interest entity and its shareholders entered into to comply with certain restrictions under PRC laws on foreign investment.

20

Additionally, our subsidiary’s ability to distribute dividends is based upon its distributable earnings. Current PRC regulations permit our PRC subsidiary to pay dividends to its shareholder only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiary, our variable interest entity and its subsidiaries are required to set aside at least 10% of their after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of their registered capital. These reserves are not distributable as cash dividends. If our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiary to distribute dividends or other payments to its shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business.

To address the persistent capital outflow and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. For instance, the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, or the SAFE Circular 3, issued on January 26, 2017, provides that the banks shall, when dealing with dividend remittance transactions from domestic enterprise to its offshore shareholders of more than $50,000, review the relevant board resolutions, original tax filing form and audited financial statements of such domestic enterprise based on the principal of genuine transaction. The PRC government may continue to strengthen its capital controls and our PRC subsidiary’s dividends and other distributions may be subject to tightened scrutiny in the future. Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. Under the Circular of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or SAT Circular 81, promulgated by the State Administration of Taxation, or the SAT, on February 20, 2009, a Hong Kong resident enterprise must meet the following conditions, among others, in order to apply the reduced withholding tax rate: (i) it must be a company; (ii) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (iii) it must have directly owned such required percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. Nonresident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax. Instead, nonresident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. Accordingly, our Hong Kong subsidiary may be able to benefit from the 5% withholding tax rate for the dividends it receives from our PRC subsidiary, if it satisfies the conditions prescribed under the SAT Circular 81, and other relevant tax rules and regulations. However, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiary. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiary.

21

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China’s foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

Significant revaluation of the Renminbi may have a material and adverse effect on your investment. For example, to the extent that we need to convert U.S. dollars we receive from this offering into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our Ordinary Shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, our Company primarily relies on dividend payments from our PRC subsidiary to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC subsidiary in China may be used to pay dividends to our company. However, approval from or registration with appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiary and variable interest entity to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our Ordinary Shares.

Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions.

Among other things, the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, promulgated by six PRC regulatory agencies in 2006 and amended in 2009, established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. The M&A Rules require, among other things, that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have an impact on the national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the NPC which became effective in 2008 requires that transactions that are deemed concentrations and involve parties with specified turnover thresholds must be cleared by the MOFCOM before they can be completed. In addition, PRC national security review rules which became effective in September 2011 require acquisitions by foreign investors of PRC companies engaged in military-related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition. We may pursue potential strategic acquisitions that are complementary to our business and operations. Complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from the MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

22

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, to replace the Circular on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents’ Financing and Roundtrip Investment through Offshore Special Purpose Vehicles, or SAFE Circular 75, which ceased to be effective upon the promulgation of SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities) to register with local branches of SAFE in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

Under SAFE Circular 37, PRC residents who control, or have prior to the implementation of SAFE Circular 37 controlled, directly or indirectly of offshore special purpose vehicles, or SPVs, will be required to register such investments with the SAFE or its local branches. The term “control” under SAFE Circular 37 is broadly defined as the operation rights, beneficiary rights or decision-making rights acquired by PRC residents in the SPVs, by means of acquisition, trust, proxy, voting rights, repurchase, convertible bonds or other arrangements. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE. If any PRC shareholder of such SPV fails to make the required registration or to update the previously filed registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contribution into its subsidiary in China. On February 13, 2015, the SAFE promulgated a Circular on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Circular 13, which became effective on June 1, 2015. Under SAFE Circular 13, applications for foreign exchange registration of inbound foreign direct investment and outbound overseas direct investment, including those required under the SAFE Circular 37, will be filed with qualified banks instead of the SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of the SAFE.

These regulations may have a significant impact on our present and future structuring and investment. We have requested or intend to take all necessary measures to require our shareholders who to our knowledge are PRC residents to make the necessary applications, filings and amendments as required under these regulations. We further intend to structure and execute our future offshore acquisitions in a manner consistent with these regulations and any other relevant legislation. However, because it is presently uncertain how the SAFE regulations and any future legislation concerning offshore or cross-border transactions will be interpreted and implemented by the relevant government authorities in connection with our future offshore financings or acquisitions, we cannot provide any assurances that we will be able to comply with, qualify under, or obtain any approvals required by the regulations or other legislation. Furthermore, we cannot assure you that any PRC shareholders of our company or any PRC company into which we invest will be able to comply with those requirements. Any failure or inability by such individuals or entities to comply with SAFE regulations may subject us to fines or legal sanctions, such as restrictions on our cross-border investment activities or our PRC subsidiary’s ability to distribute dividends to, or obtain foreign exchange-denominated loans from, our company or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

23

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation have been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant governmental authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the SAT issued the Circular of the State Administration of Taxation on Issues Concerning the Identification of Chinese-controlled Overseas Registered Enterprises as Resident Enterprises in accordance with the Actual Standards of Organizational Management, or the SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the places where the senior management and senior management departments responsible for the daily production, operation and management of the enterprise perform their duties are mainly located within the territory of the PRC; (ii) decisions relating to the enterprise’s financial matters (such as money borrowing, lending, financing and financial risk management) and human resource matters (such as appointment, dismissal and salary and wages) are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC. In addition, the SAT issued the Bulletin of the State Administration of Taxation on Printing and Distributing the Administrative Measures for Income Tax on Chinese-controlled Resident Enterprises Incorporated Overseas (Trial Implementation) in 2011, providing more guidance on the implementation of SAT Circular 82. This bulletin clarifies matters including resident status determination, post determination administration, and competent tax authorities. In January 2014, the SAT issued the Bulletin of the State Administration of Taxation on Issues concerning the Determination of Resident Enterprises Based on the Standards of Actual Management Institutions, or SAT Bulletin 9. According to SAT Bulletin 9, a Chinese-controlled offshore incorporated enterprise that satisfies the conditions prescribed under the SAT Circular 82 for being recognized as a PRC tax resident must apply for being recognized as a PRC tax resident to the competent tax authority at the place of registration of its main investor within the territory of China.

We believe that Company is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that Company or any of our offshore subsidiaries is a PRC resident enterprise for enterprise income tax purposes, we and our offshore subsidiary will be subject to PRC enterprise income on their worldwide income at the rate of 25%, which would materially reduce our net income. Furthermore, if we are treated as a PRC tax resident enterprise, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of Ordinary Shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends payable to our non-PRC individual shareholders and any gain realized on the transfer of Ordinary Shares by such shareholders may be subject to PRC tax at a rate of 20% unless a reduced rate is available under an applicable tax treaty. It is unclear whether non-PRC shareholders of Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that Company is treated as a PRC resident enterprise.

24

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued a Bulletin of State Administration of Taxation on Several Issues concerning the Enterprise Income Tax on the Indirect Transfer of Properties by Non-resident Enterprises, or SAT Bulletin 7, which came into effect on February 3, 2015, but will also apply to cases where their PRC tax treatments are not yet concluded. Pursuant to SAT Bulletin 7, an ‘‘Indirect Transfer’’ of PRC assets, including a transfer of equity interests in an unlisted non-PRC holding company of a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of the underlying PRC assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

On October 17, 2017, the SAT issued the Bulletin of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets in China indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise as either transferor or transferee, or the PRC entity whose equity is transferred, may report such Indirect Transfer to the relevant tax authority. Under the “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved. Our Company may be subject to filing obligations or taxed if our company is transferor in such transactions, and we may be subject to withholding obligations if our company is a transferee in such transactions, under SAT Bulletin 7 and SAT Bulletin 37. For transfer of Ordinary Shares in our company by investors that are non-PRC resident enterprises, our PRC subsidiary may be requested to assist in the filing under SAT Bulletin 7 and SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our Company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations

If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and became effective on February 15, 2022. Pursuant to Article 2 of Measures for Cybersecurity Review (2021 version), the purchase of network products and services by critical information infrastructure operator and the data processing activities carries out online platform operators, which affects or may affect national security, shall be subject to cybersecurity review in accordance with the present Measures. Pursuant to Article 7, an online platform operator who possesses the personal information of more than 1 million users shall declare to the Office of Cybersecurity Review for cybersecurity review.

25

On November 14, 2021, the CAC published the Network Internet Data Protection Draft Regulations (draft for comments). Article 13 of the Network Internet Data Protection Draft Regulations (draft for comments) reiterates that data handlers that process the personal information of more than one million users listing in a foreign country should apply for a cybersecurity review in compliance with relevant national regulations.

Our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. However, since the Measures for Cybersecurity Review (2021 version) just became effective on February 15, 2022, it is unclear on how it will be interpreted and implemented by the relevant PRC authorities. In addition, since the deadline for feedback of the Network Internet Data Protection Draft Regulations (draft for comments) is December 13, 2021 and the formal Network Internet Data Protection Regulations is not promulgated, it is unclear on how it will be amended by the relevant PRC authorities. As of the date of this prospectus, our PRC subsidiaries have not been involved in any investigations on cybersecurity review initiated by the relevant PRC authorities, and has not received any requirements to obtain permissions from relevant PRC authorities to issue our Ordinary Shares to foreign investors or were denied such permissions by relevant PRC authorities.

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct all of our business in China. Our Company is generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations, and rules are not always uniform, and enforcement of these laws, regulations, and rules involve uncertainties, which may limit legal protections available to you. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

If our preferential tax treatments and government subsidies are revoked or become unavailable or if the calculation of our tax liability is successfully challenged by the PRC tax authorities, we may be required to pay tax, interest and penalties in excess of our tax provisions.

The Chinese government has provided tax incentives to Chinese private companies, including reduced enterprise income tax rates. For example, under the PRC Enterprise Income Tax Law and its implementation rules, the statutory enterprise income tax rate is 25%. However, the income tax of an enterprise that has been determined to be a high and new technology enterprise can be reduced to a preferential rate of 15%. According to the Administrative Measures for the Accreditation of High-tech Enterprises promulgated by three PRC regulatory agencies, including SAT, the qualification of high and new enterprise is effective for a renewable three-year permitted. Our Chinese subsidiaries does not meet the qualification of high and new enterprise, our Chinese subsidiaries are subject to the statutory enterprise income tax rate of 25%. Any increase in the enterprise income tax rate applicable to our PRC subsidiary, or any discontinuation, retroactive or future reduction or refund of any of the preferential tax treatments and local government subsidies currently enjoyed by our subsidiaries in China, could adversely affect our business, financial condition, and results of operations.

Further, in the ordinary course of our business, we are subject to complex income tax and other tax regulations, and significant judgment is required in the determination of a provision for income taxes. Although we believe our tax provisions are reasonable, if the PRC tax authorities successfully challenge our position and we are required to pay tax, interest, and penalties in excess of our tax provisions, our financial condition and results of operations would be materially and adversely affected.

26

Our failure to fully comply with PRC labor-related laws may expose us to potential penalties.

Companies operating in China are required to participate in mandatory employee social security schemes that are organized by municipal and provincial governments, including pension insurance, unemployment insurance, childbirth insurance, work-related injury insurance, medical insurance and housing provident funds. Such schemes have not been implemented consistently by the local governments in China given the different levels of economic development in different locations, but generally require us to make contributions to employee social security plans at specified percentages of the salaries, bonuses and certain allowances of our eligible full-time employees, up to a maximum amount specified by the local government from time to time. We have accrued in financial statements and have made full contributions to the social insurance and housing provident funds in accordance for our eligible full-time employees as required by the relevant PRC laws and regulations. As the date of this prospectus, none of our entities or subsidiaries had received any notice from local authorities or any claim or request from the employees in this regard. Our failure to make full contributions to social insurance and to comply with applicable PRC labor-related laws regarding housing funds may subject us to late payment penalties and other fines or labor disputes, and we could be required to make up the contributions for these plans, which may adversely affect our financial condition and results of operations.

According to applicable PRC laws and regulations, employers must open social insurance registration accounts and housing provident fund accounts and pay social insurance and housing provident funds for employees. We may, in the future, become subject to penalties imposed by the local social insurance authorities and the local housing provident fund management centers if we fail to discharge our obligations in relation to payment of social insurance and housing provident funds as an employer.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our Holding Company, or otherwise materially adversely affect us.

Pursuant to the Circular on Relevant Issues concerning Foreign Exchange Administration of Overseas Investment and Financing and Return Investments Conducted by Domestic Residents through Overseas Special Purpose Vehicle, or Circular 37, which was promulgated by SAFE, and became effective on July 4, 2014, (1) a PRC resident must register with the local SAFE branch before he or she contributes assets or equity interests in an overseas special purpose vehicle, or an Overseas SPV, that is directly established or controlled by the PRC resident for the purpose of conducting investment or financing; and (2) following the initial registration, the PRC resident is also required to register with the local SAFE branch for any major change, in respect of the Overseas SPV, including, among other things, a change in the Overseas SPV’s PRC resident shareholder, name of the Overseas SPV, term of operation, or any increase or reduction of the Overseas SPV’s registered capital, share transfer or swap, and merger or division.

We have requested the beneficial holders of our Ordinary Shares who are PRC residents to register with the relevant branch of SAFE in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiaries pursuant to Circular 37 or the predecessor regulation of Circular 37, namely the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose Vehicles, as the case may be. Because of uncertainty over how Circular 37 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies.

In addition, such PRC residents may not always be able to complete the necessary registration procedures required by Circular 37. We also have little control over either our present or prospective direct or indirect shareholders or the outcome of such registration procedures.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other U.S. laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the relevant statute, for the purpose of obtaining or retaining business. We have operations, agreements with third parties, and make most of our sales in China. PRC anti-corruption laws also strictly prohibit bribery of government officials. Our activities in China create the risk of unauthorized payments or offers of payments by the employees, consultants, sales agents, or distributors, even though they may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents, or distributors may engage in conduct for which we might be held responsible. Particularly, most of the hospitals and inoculation centers in China are state-owned entities, whose employees may be recognized as foreign government officials for the purpose of FCPA. Therefore, any payments, expensive gifts or other benefits provided to an employee of the state-owned hospital or inoculation center may be deemed violation of FCPA. Violations of FCPA or PRC anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, prospects, operating results and financial condition. In addition, the U.S. government may seek to hold us liable for successor liability under FCPA violations committed by companies in which we invest or that we acquire.

27

Risks Related to Our Shares and This Offering

An active trading market for our Ordinary Shares may never develop and the trading price for our Shares may fluctuate significantly.

We intend to seek quotation of the Ordinary Shares on The OTC Markets Group, Inc. OTCQX or the OTCQB Venture after effectiveness of the registration statement for this prospectus. Quotation of our common stock on the OTC Markets will require a market maker filing an application to quote our common stock and approval of that application. Prior to the completion of this offering, there has been no public market for our Ordinary Shares, and we cannot assure you that a liquid public market for our Shares will develop. If an active public market for our Shares does not develop, the market price and liquidity of our Shares may be materially and adversely affected. The initial public offering price for our Shares was determined based upon several factors, and we can provide no assurance that the trading price of our Shares after this offering will not decline. As a result, investors in our securities may experience a significant decrease in the value of their Shares.

If we are successful at creating a market for our Shares, the trading price of our Shares is likely to be volatile, which could result in substantial losses to investors.

The trading price of our Shares is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our Shares may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings and cash flow;
●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;
●	announcements of new offerings, solutions and expansions by us or our competitors;
●	changes in financial estimates by securities analysts;
●	detrimental adverse publicity about us, our services or our industry;
●	additions or departures of key personnel; and
●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our Shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

28

Certain existing shareholders have substantial influence over our Company and their interests may not be aligned with the interests of our other shareholders.

Upon the completion of this offering, our directors and officers will collectively own an aggregate of 92.3% of the total voting power of our outstanding Ordinary Shares immediately after the completion of this offering. As a result, they have substantial influence over our business, including significant corporate actions such as mergers, consolidations, sales of all or substantially all of our assets, election of directors and other significant corporate actions.

They may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of the Shares. These actions may be taken even if they are opposed by our other shareholders, including those who purchase Shares in this offering. In addition, the significant concentration of share ownership may adversely affect the trading price of the Shares due to investors’ perception that conflicts of interest may exist or arise. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Shares, the market price for our Shares and trading volume could decline.

The trading market for our Shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our Shares, the market price for our Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Shares to decline.

The sale or availability for sale of substantial amounts of our Shares could adversely affect their market price.

Sales of substantial amounts of our Ordinary Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. The 5,000,000 Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Shares.

Negative publicity may harm our brand and reputation and have a material adverse effect on our business.

Negative publicity about us, including our services, management, business model and practices, compliance with applicable rules, regulations and policies, or our network partners may materially and adversely harm our brand and reputation and have a material adverse effect on our business. We cannot assure you that we will be able to defuse any such negative publicity within a reasonable period of time, or at all. Additionally, allegations, directly or indirectly against us, may be posted on the internet by anyone on a named or anonymous basis, and can be quickly and widely disseminated. Information posted may be inaccurate, misleading and adverse to us, and it may harm our reputation, business or prospects. The harm may be immediate without affording us an opportunity for redress or correction. Our reputation may be negatively affected as a result of the public dissemination of negative and potentially inaccurate or misleading information about our business and operations, which in turn may materially adversely affect our relationships with our customers, employees or business partners, and adversely affect the price of our Shares.

29

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of our Shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Shares will likely depend entirely upon any future price appreciation of our Shares. There is no guarantee that our Shares will appreciate in value after this offering or even maintain the price at which you purchased the Shares. You may not realize a return on your investment in our Shares and you may even lose your entire investment in our Shares.

We are exempt from certain corporate governance standards. This may afford less protection to holders of our shares.

We are exempted from certain corporate governance requirements by virtue of being a foreign private issuer. We are required to provide a brief description of the significant differences between our corporate governance practices and the corporate governance practices required to be followed by domestic U.S. companies listed on the Nasdaq Stock Exchange. The standards applicable to us are considerably different than the standards applied to domestic U.S. issuers. For instance, we are not required to:

●	have a majority of the board be independent (although all of the members of the audit committee must be independent under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act);
●	have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;
●	have regularly scheduled executive sessions with only independent directors; or
●	have executive sessions of solely independent directors each year.

We have relied on and intend to continue to rely on some of these exemptions. As a result, you may not be provided with the benefits of certain corporate governance requirements of the Nasdaq Stock Exchange.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 for so long as we are an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least $1.07 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (c) the date on which we have, during the preceding three-year period, issued more than $1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

We will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the Nasdaq Stock Exchange, impose various requirements on the corporate governance practices of public companies. As a company with less than $1.07 billion in revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies. However, we have elected to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

30

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

We are a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our management has not completed an assessment of the effectiveness of our internal controls over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. In the course of auditing our consolidated financial statements for the years ended December 31, 2021 and 2020, we identified several material weaknesses in our internal control over financial reporting and other control deficiencies. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified to date relate to (i) a lack of accounting staff and resources with appropriate knowledge of generally accepted accounting principles in the United States (“US GAAP”) and SEC reporting and compliance requirements; (ii) a lack of sufficient documented financial closing policies and procedures; (iii) a lack of independent directors and an audit committee; (iv) lack of risk assessment in accordance with the requirement of COSO 2013 framework and (v) a lack of an effective review process by the accounting manager which led to material audit adjustments to the financial statements.

Following the identification of the material weaknesses and control deficiencies, we plan to continue to take remedial measures including (i) hiring more qualified accounting personnel with relevant US GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework; (ii) implementing regular and continuous US GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel; (iii) setting up an internal audit function as well as engaging an external consulting firm to assist us with assessment of Sarbanes-Oxley compliance requirements and improvement of overall internal control; and (iv) appointing independent directors, establishing an audit committee, and strengthening corporate governance.

We plan to take measures to remedy these material weaknesses depending on our resources. The implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting, and we cannot conclude that they have been fully remedied. Our failure to correct theses material weaknesses or our failure to discover and address any other material weaknesses could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our Ordinary Shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud. Upon the completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report from management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending December 31, 2022. In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

31

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our current expectations and views of future events, which are contained principally in the sections entitled “Prospectus Summary”, “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.” These forward-looking statements relate to events that involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from those expressed or implied by these statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “could,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “propose,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. The forward-looking statements included in this prospectus relate to, among other things:

●	our goals and strategies;
●	our business and operating strategies and plans for the development of existing and new businesses, ability to implement such strategies and plans and expected time;
●	our future business development, financial condition and results of operations;
●	expected changes in our revenues, costs or expenditures;
●	our dividend policy;
●	our expectations regarding demand for and market acceptance of our products and services;
●	our expectations regarding our relationships with customers and business partners;
●	the trends in, expected growth in and market size of the brushless controller industry;
●	our ability to maintain and enhance our market position;
●	our ability to continue to develop new technologies and/or upgrade our existing technologies;
●	developments in, or changes to, laws, regulations, governmental policies, incentives and taxation affecting our operations;
●	relevant governmental policies and regulations relating to our businesses and industry;
●	competitive environment, competitive landscape and potential competitor behavior in our industry and the overall outlook in our industry;
●	our ability to generate cash flow and profitability and continue as a going concern;
●	our ability to attract, train and retain executives and other employees;
●	the development of the global financial and capital markets;
●	fluctuations in inflation, interest rates and exchange rates;
●	general business, political, social and economic conditions in China and the overseas markets we have business;
●	the length and severity of the recent COVID-19 outbreak and its impact on our business and industry; and
●	assumptions underlying or related to any of the foregoing.

32

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations and our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Prospectus Summary—Our Challenges,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation” and other sections in this prospectus. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should read thoroughly this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains information derived from government and private publications. These publications include forward-looking statements, which are subject to risks, uncertainties and assumptions. Although we believe the data and information to be reliable, we have not independently verified the accuracy or completeness of the data and information contained in these publications. Statistical data in these publications also include projections based on a number of assumptions. The digital wallet industry may not grow at the rate projected by market data, or at all. Failure of these markets to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. In addition, the rapidly evolving nature of the industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. See “Risk Factors—Risks Relating to Our Shares and General Risk Factors.” Therefore, you should not place undue reliance on these statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements in this prospectus are made based on events and information as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may materially differ from what we expect.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders pursuant to this prospectus. The Selling Stockholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of the Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus and any prospectus supplement.

33

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our Ordinary Shares.

DIVIDEND POLICY

We have never declared or paid any dividends on our Ordinary Shares. We do not anticipate paying any dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and expand our business. Our board of directors has sole discretion whether to pay dividends. If our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our directors may deem relevant.

The Companies Law imposes restrictions on our ability to declare and pay dividends. See “Description of share capital and articles of association—Dividend and liquidation rights” for additional information. Payment of dividends may be subject to China withholding taxes. See “Taxation and government programs-China tax considerations and government programs” for additional information.

34

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion contains certain forward-looking statements that involve risk and uncertainties. Our actual results may differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those set forth under the Section entitled “Risk Factors”, and other documents we file with the Securities and Exchange Commission. Historical results are not necessarily indicative of future results.

Overview

Tian’an Technology Group Ltd. (“Tian’an”) is a holding company that was incorporated under the laws of the British Virgin Islands on April 8, 2021. Yunke Jingrong Information Technology Co., Ltd. (“Yunke”) is our wholly owned subsidiary. Shanghai Qige Power Technology Co., Ltd., (“Shanghai Qige”) is a wholly owned subsidiary of Yunke and our operating company in China. Through our subsidiary, Shanghai Qige, we are engaged in the technology driven sales of power control and service systems solutions. Our products are used in low-speed electric cars such as electric forklifts, golf carts, sightseeing cars and other special tool vehicles. Our systems can be customized according to the user’s process requirements.

We are living in an era where consumers consistently face energy shortages, environmental pollution, climate change and global warming. Technology has offered solutions to these challenges and has also encouraged the development of engineering industry. Our products are designed to be technologically efficient, have low energy consumption, create high output and be light weight.

Basis of Presentation

Our consolidated statement of operations data for the years ended December 31, 2021 and 2020 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements have been prepared in accordance with US GAAP.

Results of Operations

Comparison for the Years Ended December 31, 2021 and 2020

The following table summarizes the results of our operations during the fiscal years ended December 31, 2021 and 2020, respectively, and provides information regarding the dollar and percentage increase or (decrease) during such years.

	For the Year Ended December 31,
	2021	2020

Revenue	$37,065	$26,309
Cost of revenue	25,107	18,757
Gross profit	11,958	7,552
Total operating expenses	130,707	115,922
Operating loss	(118,749)	(108,370)
Total other income (expense), net	(506)	212
Net loss	$(119,255)	$(108,158)

35

Revenue

Revenues were $37,065 for the fiscal year ended December 31, 2021, an increase of $10,756 or 41%, compared to $26,309 in the same period for the fiscal year ended December 31, 2020. The increase was mainly due to the addition of two new customers.

Gross Profit

Gross profit was $11,958 for the fiscal year ended December 31, 2021, an increase of $4,406 or 58%, compared to $7,552 of gross profit for the fiscal year ended December 31, 2020. The increase was mainly due to expansion of our customer base and the increase in the unit prices.

General and Administrative Expenses

General and administrative expenses were $78,935 for the fiscal year ended December 31, 2021 compared to $61,742 for the fiscal year ended December 31, 2020, representing an increase of $17,193 or 28%. The increase was due to the increased compensation for our personnel.

Research and Development

Research and development expenses were $33,757 for the fiscal year ended December 31, 2021 compared to $40,361 for the same period in 2020, representing a decrease of $6,604 or 16%. The decrease was mainly due to the impact of business shutdown implementation during the pandemic period which forces us to temporarily adjust our research expenditure policy.

Operating Loss

Total operating loss was $118,749 for the fiscal year ended December 31, 2021, compared to $108,370 in the same period of 2020, representing an increase of $10,379 or 10%. The increase was mainly due to the increase in administrative expenses.

Net Loss

As a result of the above factors, we had a net loss of $119,255 for the fiscal year ended December 31, 2021, compared to a net loss of $108,158 for the fiscal year ended December 31, 2020.

LIQUIDITY AND CAPITAL RESOURCES

Historically, our primary uses of cash have been to finance working capital needs. As of December 31, 2021, we had current assets of $62,378, we had liabilities of $649,995, and our working capital deficit was $580,013. We anticipate that our current liquidity is not sufficient to meet the obligations associated with being a company that is fully reporting with the SEC.

To date, we have managed our cash flow requirement through financial supporting from our founder and CEO, Mr. Heng Fei Yang. We may need to raise additional capital to fund our operating expenses, pay our obligations, and grow our Company in the future. Our current resources may be insufficient to satisfy all of our cash requirements and we may seek to sell additional equity or debt securities or obtain a credit facility. Our future operations may be dependent on our ability to secure additional financing. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our Ordinary Shares.

36

Our financial statements have been prepared in conformity with US GAAP, which contemplates our continuation as a going concern. We have incurred accumulated losses to date of $533,822. In addition, our current liabilities exceed our current assets by $580,013. These factors raise substantial doubt about our ability to continue operating as a going concern. Our ability to continue our operations as a going concern, realize the carrying value of our assets, and discharge our liabilities in the normal course of business is dependent upon our ability to raise capital sufficient to fund our commitments and ongoing losses, and ultimately generate profitable operations.

Cash Flows

Operating Activities

Net cash used in operating activities in the year ended December 31, 2021 totaled $138,375. Cash flow pertaining to operating activities from operations benefited from non-cash expenditures, including depreciation and amortization of $8,654. In addition, we had an increase in inventories of $15,369, an increase in advances to suppliers of $13,733, and a decrease in lease liabilities of $10,907, were partially offset by an increase of $14,426 in payroll payable and collection of $6,200 from due from related parties.

Net cash provided by operating activities in the year ended December 31, 2020 totaled $254. Cash flow pertaining to operating activities benefited from non-cash expenditures, including depreciation and amortization of $25,750. Additionally, we had a decrease in inventory of $19,198, an increase of $11,438 in payroll payable, and collection of $60,680 from due from related parties, were partially offset by our payments at lease liabilities.

Investing Activities

There was no net cash used in investing activities for the fiscal years ended December 31, 2021 and 2020.

Financing Activities

For the year ended December 31, 2021, we had net cash of $130,728 inflow from financing activities. This was comprised of repayments of related party loans of $271,265, offset by the proceeds of $293,493 and $108,500 from related party loans and third parties.

For the year ended December 31, 2020, there was no cash provided by (used in) financing activities.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Leased Properties

We maintain an office in Room 8, Building 1C, No. 3500, Xiupu Road, Pudong New District, Shanghai, China with space of 72 square meters which we leased from April 17, 2021 to April 16, 2024. The monthly rent for our office space is $520.27 (equivalent to RMB $3,504).

In addition, we also leased a residential space for one of our employees for working from home which is located at No. 3-1904 Xizi Garden, Chengxi Street, Wenling City, Zhejiang Province, China. The lease term is for one year with the expiration date on February 22, 2023.

Intellectual Property

We have legal or beneficial rights over 4 patents (owned by Shanghai Qige) which are related to our current products and services pursuant to a patent authorization agreement by and between our Chief Executive Officer Heng Fei Yang and Shanghai Qige.

Patents in China are principally protected under the Patent Law of the PRC. The duration of a patent right is either 10 years or 20 years from the date of application, depending on the types of patent rights.

37

The following table illustrates the Company’s current patents:

Patent	Legal status	Application date	Expiration Date	Publication No.	Inventor / Patentee
Brushless DC motor	Authorization	June 1, 2020	May 31, 2030	CN212323864U	Heng Fei Yang
Forklift driving wheel	Authorization	June 1, 2020	May 31, 2030	CN212246107U	Heng Fei Yang
Driving wheel（2）	Authorization	August 21, 2020	August 20, 2030	CN306579976S	Heng Fei Yang
Driving wheel	Authorization	May 21, 2020	May 20, 2030	CN306065028S	Heng Fei Yang

Management

Set forth below are the names of our current directors, officers and significant employees, their ages, all positions and offices that they hold with us, the period during which they have served as such, and their business experience during at least the last five years.

Name	Age	Position
Heng Fei Yang	42	Chief Executive Officer and Sole Director
Cong He	32	Chief Financial Officer
Jianhua Ma	32	Technical Director
Yueming Chen	68	Operations Director
Li Yang	46	General Manager

Heng Fei Yang has served as the Company’s Chief Executive Officer and sole director since its inception. He has been involved in the industrial automation equipment manufacturing industry for many years and has unique opinions on the electric drive industry. From November 2015 to February 2018, Mr. Yang served as the technical director of forklift equipment of Wanshaade Environmental Protection Technology (Shanghai) Co., LTD. Between March 2017 and December 2019, Mr. Yang also served as the executive director, legal representative and general manager of Shanghai Qige Power Technology Co., LTD. Mr. Yang continues to work with different technologies both domestically and abroad. Given his experience, and his familiarity with market industry technology, he drives our Company’s development and supply-demand relationships. Mr. Yang holds a degree in Business Administration from the Dalian University of Technology. Mr. Yang is well qualified to serve on our board of directors due to his significant experience in the industrial automation equipment manufacturing industry.

Cong He has served as the Company’s Chief Financial Officer since February 2022. Ms. He has helped our Company establish a high-quality financial management system, effectively controlling costs, planning taxes and allocating operating funds as well as participating in the Company’s investment decisions. Ms. He served as the Chief Financial Officer of the Medical Institutions Traditional Medicine Technology (Liaoning) Co., Ltd. from July 2019 to January 2022. Prior to that, Ms. He was employed as Deputy Financial Director of the Beijing Ruihua Vision Investment Management Ltd from March 2014 to July 2019. Ms. He has expertise in strategic planning, finance, budget forecasting, audit and financial reporting. Ms. He holds a degree in Accounting from The Central South University of Forestry and Technology, and is a certified tax agent and intermediate accountant.

Jianhua Ma has served as the Company’s Technical Director since its inception. Mr. Ma has engaged in the research and develop different types of software systems for our Company as well as the multi-dimensional integration of technology to meet our customer’s needs. From May 2011 to March 2016, Mr. Ma served as a test engineer at Lust Transmission System (Shanghai) Co., Ltd. He has more than ten years of experience in machinery, equipment, heavy industry, and industrial automation industries. He is experienced in providing technical solutions to customer while also ensuring technical stability. Mr. Ma is familiar with the market and industry needs and has expertise in low-speed electric vehicle driver and motor and system testing, customized products, and systems under demand, electronic equipment and system quality review and customer maintenance. Mr. Ma holds a degree in Mechanical and Electronic Engineering from the Shanghai Institute of Electrical Engineering.

38

Yueming Chen has served as the Company’s Operations Director since its inception. He has helped our Company maintain and develop external relations in all aspects and managed and motivated our work performance. Mr. Chen served as the Operations Director for Shanghai SIAI Electronics Co., Ltd. from June 2017 to September 2018. From July 2010 to October 2015, Mr. Chen served as the Operations Manager of Hitachi auto parts (Suzhou) Co., Ltd. He has been involved in the industrial automation industry for approximately thirty years, specializing in the operation of electronic technology and drive control. Mr. Chen has significant experience in electronic equipment design, R & D, testing, customer maintenance, has rich upstream and downstream customer resources, and understands the market demand of the industry. Mr. Chen holds a degree in Mechanical Engineering from Shanghai Institute of Mechanical and Electrical Engineering.

Li Yang has served are our Company’s General Manager since April 2021 where she has overseen the internal and external relationships for the Company. Ms. Yang also oversee our administrative affairs. From December 2017 to December 2020 Ms. Yang served as the administrative manager for United Automotive Electronics Co. Prior to that, Ms. Yang served as the administrative manager of Siyuan Electric Co., Ltd. from March 2013 to September 2017. Ms. Yang holds a degree in Administration from the Liaoning Institute of Science and Technology.

Director Agreements and Indemnification Agreements

None.

Term of Office

Our directors hold office until the next annual meeting of shareholders of the Company and until their successors have been elected and qualified. Our officers are elected by the board of directors and serve at the discretion of the board of directors.

Compensation of Directors and Executive Officers

The compensation paid, and benefits in kind granted, to our principal executive officer and principal financial and accounting officer as of the end of the fiscal year ended December 31, 2021 and up to the date of this report as follows:

Name and principal position	Year	Salary ($)	Bonus ($)	All other compensation ($)	Total ($)

Heng Fei Yang, Chief Executive Officer and Sole Director	2021	$19,533	—		$19,533
	2020	$16,408	—		$16,408
Cong He, Chief Financial Officer	2021	$—	—	—	—
	2020	$—	—	—	$—

39

Employment Agreement with Heng Fei Yang

On December 18, 2019, the Company entered into an employment agreement with its Chief Executive Officer (“CEO”), Heng Fei Yang, pursuant to which he receives a monthly base salary of approximately $1,186 (equivalent to RMB $8000). Mr. Yang’s salary may be adjusted based on his work performance, in the sole discretion of the Company. Mr. Yang’s employment is for an initial term of two (2) years, which can be renewed thirty (30) days prior to the expiration of the term if both parties wish to extend. Mr. Yang may be entitled to a bonus, such amount to be determined, at the sole discretion of the Company. The agreement was extended to December 31, 2022.

The Company may terminate Mr. Yang’s employment for cause, at any time, without notice or remuneration, for certain acts, such as serious violation of the Company’s rules and regulations, gross neglect of duty and misconduct resulting in large economic losses, criminal acts and any breach of confidentiality or trade secrets.

Mr. Yang is not permitted to operate on his own or on behalf of other individuals or enterprises any business providing the same or similar competitive products or services. There is a customary confidentiality clause in Mr. Yang’s agreement whereby he has agreed to keep all confidential information confidential. Mr. Yang is not allowed to engage in any activities that may compete with the Company during the term of her employment, and for two years after the termination of her employment.

Employment Agreement with Cong He

On February 1, 2022, the Company entered into an employment agreement with its Chief Financial Officer, Cong He. Pursuant to Ms. He’s employment agreement, she received probationary monthly base salary of approximately $2,216 (equivalent to RMB $15,000) from February 1, 2022 to February 28, 2022. Ms. He currently receives a monthly base salary of approximately $2,393 ((equivalent to RMB $16,200). Ms. He’s salary may be adjusted based on her work performance, in the sole discretion of the Company. Ms. He’s employment is for an initial term of one (1) year, which can be renewed thirty (30) days prior to the expiration of the term if both parties wish to extend. Ms. He may be entitled to a bonus, such amount to be determined, at the sole discretion of the Company.

The Company may terminate Ms. He’s employment for cause, at any time, without notice or remuneration, for certain acts, such as serious violation of the Company’s rules and regulations, gross neglect of duty and misconduct resulting in large economic losses, criminal acts and any breach of confidentiality or trade secrets.

Ms. He is not permitted to operate on his own or on behalf of other individuals or enterprises any business providing the same or similar competitive products or services. There is a customary confidentiality clause in Ms. He’s agreement whereby she has agreed to keep all confidential information confidential. Ms. He is not allowed to engage in any activities that may compete with the Company during the term of her employment, and for two years after the termination of her employment.

Insurance

We do not maintain D&O insurance for our directors and officers.

Family Relationships

There are no family relationships among our directors or executive officers. There are no arrangements with any major shareholders, customers or suppliers, pursuant to which any person above was appointed.

Committees of the Board

We currently do not have any committees under the board of directors.

Share Incentive Plan

We currently do not have any stock incentive plans.

40

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the date of this prospectus, the beneficial ownership of our Ordinary Shares by each executive officer and director, by each person known by us to beneficially own more than 5% of our Ordinary Shares and by the executive officers and directors as a group. As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our Ordinary Shares.

All of our shareholders, including the shareholders listed below, have the same voting rights attached to their Ordinary Shares. See “Description of share capital and articles of association”. None of our principal shareholders or our directors and executive officers have different or special voting rights with respect to their Ordinary Shares. Unless otherwise noted below, each shareholder’s address is, c/o Tian’an Technology Group Ltd., Room 104, Building 1-B, No. 3500, Xiupu Road, Pudong New District, Shanghai, China.

Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 45,000,000 Ordinary Shares issued and outstanding, and 45,000,000 Ordinary Shares outstanding after the close of this offering.

Title of Class	Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Current Executive Officers And Directors Ordinary Shares	Heng Fei Yang	40,000,000	88.9%
	Cong He	-	*

Total of All Current Officers and Directors (2 persons):		40,000,000	88.9%

* Less than 1%

RELATED PARTY TRANSACTIONS

The following is a description of transactions during our preceding three fiscal years up to the date of this prospectus, to which we were a party or will be party, in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

On July 15, 2019, the Company entered into a loan agreement with one of its related parties, Liaoning Xinjian Linguo Yitang Health Management Ltd (“Liaoning”), whereby Liaoning loaned the Company $459,315., without interest charge and with no collateral. The loan is due on demand. The Company’s Chief Executive Officer, Mr. Heng Fei Yang, is the actual controlling owner of Liaoning Xinjian Linguo Yitang Health Management Ltd. As of December 31, 2021 and 2020, the outstanding balance of the loan was $196,625 and $459,315, respectively. The Company repaid the loan amount of $196,625 in August and September 2022. This loan is paid in full.

On April 15, 2021, the Company entered into loan agreement with the Company’s CEO, Mr. Heng Fei Yang, in the principal amount of $293,493. The loan does not bear interest and has no collateral. The loan is due on demand. As of December 31, 2021 and 2020, the outstanding balance of the loan was $297,848 and $0, respectively. As of the date of this filing, the outstanding balance of the loan is $297,848.

On April 8, 2021, the Company issued 100,000,000 ordinary shares, no par value to Heng Fei Yang, the Company’s Chief Executive Officer.

On July 13, 2022, Heng Fei Yang surrendered 60,000,000, no par value, ordinary shares back to the Company. He is currently the beneficial owner of 40,000,000 ordinary shares of the Company.

41

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

The following is a description of the material terms of our articles of association. The following description may not contain all of the information that is important to you, and we therefore refer you to our articles of association, a copy of which is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

Share capital

We are a BVI business company limited by shares and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the BVI Business Companies Act (the “BVI Act”).

Pursuant to our memorandum and articles of association (“M&A”) the Company is authorized to issue an unlimited number of ordinary shares of a single class with no par value. There are currently 45,000,000 ordinary shares issued and outstanding. The Company may issue fractional shares. A fractional share shall have the corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class and series.

Designations, Powers and Preferences of Shares

Each share in the Company confers upon the shareholder:

a)	the right to one vote at a meeting of the shareholders of the Company or on any resolution of the shareholders;
b)	the right to an equal share in any dividend paid by the Company; and
c)	the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

The directors may, at their discretion by resolution, redeem, purchase or otherwise acquire all or any of the shares in the Company in accordance with Regulation 3 of the M&A.

Variation of the Rights of Shareholders

As permitted by the BVI Act and our M&A, whenever the capital of our Company is divided into different classes, the rights attached to any such class may only be materially adversely varied with the consent in writing of the shareholders more than fifty percent (50%) of the issued shares of that class.

Rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Shareholder meetings

In accordance with, and subject to, our M&A, (a) any director may convene meetings of the members at such time and in such matter and places within our outside the British Virgin Islands as the director considers necessary and desirable; and (b) upon the written request of shareholders entitled to exercise thirty percent (30%) or more of the voting rights in respect of the matter for which the meeting is requested, the directors shall convene a meeting of shareholders within twenty eight (28) days of receiving the written request. Under BVI law, the M&A may be amended to decrease but not increase the required percentage to call a meeting above thirty per cent (30%).

In accordance with, and subject to, our M&A, (a) a meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least ninety percent (90%) of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting; (c) a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy one or more shareholders holding shares which carry in aggregate not less than a majority of all votes attaching to all shares in issue and entitled to vote at such meeting, and (d) if within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.

Quorum

A quorum for a meeting of the members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy, not less than fifty percent (50%) of the votes of the shares or class or series of shares entitled to vote on the resolutions of members to be considered at the meeting.

42

Transfer of Shares

Subject to any applicable restrictions or limitations arising pursuant to (i) our M&A; or (ii) the BVI Act, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or in any other form which our directors may approve (such instrument of transfer being signed by the transferor and containing the name and address of the transferee). Our directors may decline to register any transfer of shares which is not fully paid up or on which our company has a lien.

Where shares are listed on a recognized exchange, the shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the recognized exchange and subject to the Company’s M&A.

Access to Corporate Records

Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar of Corporate Affairs which will include the company’s certificate of incorporation, its memorandum and articles of association (with any amendments) and records of license fees paid to date and will also disclose any liquidation plan, articles of merger or consolidation and any particulars of charges if either the Company or chargee have elected to file particulars of such charges.

A member of the Company is also entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) the register of members, (iii) the register of directors, and (iv) minutes of meetings and resolutions of members and of those classes of members of which that member is a member, and to make copies and take extracts from the documents and records referred to in (i) to (iv) above.

Indemnification

The Company indemnifies against all expenses, including legal fees, and against all judgments, fine and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

a)	in or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or
b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

Differences in Corporate Law

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

43

Mergers and Similar Arrangements

Under the laws of the British Virgin Islands, two or more companies may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies (the “surviving company”) and a consolidation means the uniting of two or more constituent companies into a new company (the “consolidated company”). The procedure for a merger or consolidation between the company and another company (which need not be a BVI company, and which may be the company’s parent or subsidiary, but need not be) is set out in the BVI Act. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which with the exception of a merger between a parent company and its subsidiary, must also be approved by a resolution of a majority of the shareholders voting at a quorate meeting of shareholders or by written resolution of the shareholders of the BVI company or BVI companies which are to merge. While a director may vote on the plan of merger or consolidation, or any other matter, even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company. A transaction entered into by our company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the BVI Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized, if required, by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands. The merger or consolidation is effective on the date that the articles of merger or consolidation are registered with the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation.

As soon as a merger or consolidation becomes effective: (a) the surviving company or consolidated company (so far as is consistent with its memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) in the case of a merger, the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles of association are contained in the articles of merger or, in the case of a consolidation, the memorandum and articles of association filed with the articles of consolidation are the memorandum and articles of the consolidated company; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger or consolidation by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger or consolidation; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company. The Registrar of Corporate Affairs shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation. If the directors determine it to be in the best interests of the company, it is also possible for a merger or consolidation to be approved as a Court approved plan of arrangement or scheme of arrangement in accordance with the BVI Act.

A shareholder may dissent from (a) a merger if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than fifty percent (50%) in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of ten percent (10%), or fewer of the issued shares of the company required by the holders of ninety percent (90%), or more of the shares of the company pursuant to the terms of the BVI Act; and (e) a plan of arrangement, if permitted by the British Virgin Islands Court (each, an Action). A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

44

A shareholder dissenting from an Action must object in writing to the Action before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder within twenty (20) days who gave written objection. Such objection shall include a statement that the member proposes to demand payment for his or her shares if the Action is taken. These shareholders then have twenty (20) days to give to the company their written election in the form specified by the BVI Act to dissent from the Action, provided that in the case of a merger, the twenty (20) days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven (7) days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company shall make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have thirty (30) days to agree upon the price. If the company and a shareholder fail to agree on the price within the thirty (30) days, then the company and the shareholder shall, within twenty (20) days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ Suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands law. These are summarized below.

Prejudiced Members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our memorandum and articles of association be set aside.

Derivative Actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company in certain circumstances to redress any wrong done to it. Such actions are known as derivative actions. The BVI Court may only grant permission to bring a derivative action where the following circumstances apply:

●	the company does not intend to bring, diligently continue or defend or discontinue proceedings; and
●	it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

●	whether the shareholder is acting in good faith;
●	whether a derivative action is in the company’s best interests, taking into account the directors’ views on commercial matters;
●	whether the action is likely to proceed;
●	the costs of the proceedings; and
●	whether an alternative remedy is available.

45

Restraining or Compliance Order

If a BVI company or a director of a BVI company engages in, proposes to engage in or has engaged in, conduct that contravenes the BVI Act or the memorandum or articles of the company, the Court may, on the application of a shareholder of the company pursuant to Section 184B of the BVI Act, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes, the BVI Act or the company’s memorandum or articles.

Just and Equitable Winding Up

In addition to the statutory remedies outlined above, shareholders can also petition the BVI Court for the winding up of a company under the BVI Insolvency Act, 2003 (as amended), for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Transfer Agent and Registrar

Our transfer agent is Equity Stock Transfer, located at 237 W 37th St., #602, New York, New York, 10018, with a telephone number of (212) 575-5757.

SELLING STOCKHOLDERS

The Shares being offered by the Selling Stockholders are those issued to the Selling Stockholders pursuant to the Purchase Agreements. We are registering the Shares in order to permit the Selling Stockholders to offer such Shares for resale from time to time. Except for the ownership of the Shares, the transactions contemplated pursuant to the Purchase Agreement, and as disclosed in this section under “Material Relationships with Selling Stockholders”, none of the Selling Stockholders have had any material relationship with us within the past three years.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 45,000,000 Ordinary Shares outstanding as of September 14, 2022.

None of the Selling Shareholders are a registered broker-dealer or an affiliate of a registered broker-dealer. None of the Selling Shareholders nor any of their respective affiliates have held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. The Selling Shareholders have acquired their shares solely for investment and not with a view to or for resale or distribution of such securities.

46

For each Selling Shareholder named below, the number indicated in the column entitled “Beneficial Ownership Before the Offering” includes the Shares owned by each such Selling Shareholder. The number in the column entitled “Beneficial Ownership After the Offering” assumes that all the Shares being registered in this prospectus for said Selling Shareholder are being sold.

Selling Stockholder	Beneficial Ownership Before the Selling Shareholders Offering	Number of Shares Being Offered	Beneficial Ownership After the Selling Shareholders Offering	Percentage Of Ownership After the Selling Shareholders Offering
Lu Hai-zhi	50,000	50,000	—	—
Wu Hong-hui	100,000	100,000	—	—
Wang Zheng-zhou	100,000	100,000	—	—
Xiao Wei-juan	30,000	30,000	—	—
Zheng Dong-qing	10,000	10,000	—	—
Jiang Hai-hua	10,000	10,000	—	—
Wu Cai-chen	50,000	50,000	—	—
Zhou Zhi-ying	600,000	600,000	—	—
Huang Xia-mei	220,000	220,000	—	—
Chen He-ping	80,000	80,000	—	—
Wang Dan-juan	30,000	30,000	—	—
Li Ai-jun	40,000	40,000	—	—
Hu Yan-ping	20,000	20,000	—	—
Yu Pei-xin	20,000	20,000	—	—
Wang Shu-xia	10,000	10,000	—	—
Pan You-rui	50,000	50,000	—	—
Shen Ya-ping	150,000	150,000	—	—
Lin Fei	10,000	10,000	—	—
Wang Wen-jun	300,000	300,000	—	—
Ma Fei	20,000	20,000	—	—
Yuan Xue-ya	20,000	20,000	—	—
Xu Ming-hua	50,000	50,000	—	—
Li Ming-ji	10,000	10,000	—	—
Shi Cong-zhe	20,000	20,000	—	—
Jiang Wei	50,000	50,000	—	—
Meng Qing-hui	10,000	10,000	—	—
Fu Rao	20,000	20,000	—	—
Bai Li	10,000	10,000	—	—
Liu Ying	10,000	10,000	—	—
Jiang Xiu-yan	50,000	50,000	—	—
Zhu Ge-meng	20,000	20,000	—	—
Zhang Shu-mei	50,000	50,000	—	—
Feng jia-wang	50,000	50,000	—	—
Li Xiao-di	10,000	10,000	—	—
Li Jing-chun	30,000	30,000	—	—
Chen Shan-fen	40,000	40,000	—	—
ZhangLian-zhen	60,000	60,000	—	—
Lai Bi-ying	30,000	30,000	—	—
Xie Yue-qiao	50,000	50,000	—	—
Wang Chun-lv	10,000	10,000	—	—
Jiang Ying	10,000	10,000	—	—
Yi Xiu-ying	10,000	10,000	—	—
Chen Li-li	200,000	200,000	—	—
Zhang Shu-bo	10,000	10,000	—	—
Xian Hong	50,000	50,000	—	—
Zhang Peng	50,000	50,000	—	—
Hu Fang-bin	50,000	50,000	—	—
Wei Bin-hai	200,000	200,000	—	—
Wei Jian-mei	450,000	450,000	—	—
Shen Wan-ting	450,000	450,000	—	—
Yu Wei-xing	100,000	100,000	—	—
Chen Yan	20,000	20,000	—	—
Liu Ying	10,000	10,000	—	—
Zhao Yong-wei	10,000	10,000	—	—
Yan Ai-jun	10,000	10,000	—	—
Li Ping	10,000	10,000	—	—
Lu Ying	20,000	20,000	—	—
Chen Fu-sheng	10,000	10,000	—	—
Wang Mei-lan	10,000	10,000	—	—
Xie Wei-guang	20,000	20,000	—	—
Jiang Li-fen	10,000	10,000	—	—
Chen Ai-qun	10,000	10,000	—	—
Yang Wen-juan	10,000	10,000	—	—
Sang Su	10,000	10,000	—	—
Xiong Mei-jun	10,000	10,000	—	—
Liu Guang-na	750,000	750,000	—	—
TOTAL	5,000,000	5,000,000

47

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that each Selling Stockholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We will pay certain fees and expenses incurred by us incident to the registration of the securities.

48

Because the Selling Stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are requesting that each selling shareholder confirm that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders.

We intend to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and are informing the selling shareholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the Ordinary Shares offered in this offering and certain legal matters as to British Virgin Island law will be passed upon for us by _____.

Certain legal matters of United States federal securities laws in connection with this offering will be passed upon by The Crone Law Group, P.C.

EXPERTS

The consolidated financial statements as of December 31, 2021 and 2020 included in this prospectus have been audited by HHC, an independent registered public accounting firm. HHC has presented their report with respect to our audited financial statements. The report of HHC is included in reliance upon their authority as experts in accounting and auditing, and which report which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to substantial doubt that exists regarding the ability of the Company to continue as a going concern. The offices of HHC are located at 110-20 71st Ave Suite 633, Forest Hills, NY 11375.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI. Service of process upon us and upon our director and officer who resides outside the United States, may be difficult to obtain within the United States. Furthermore, because all of our assets and our director and officer is located outside the United States, any judgment obtained in the United States against us or our director and officer may not be collectible within the United States.

We have irrevocably appointed The Crone Law Group, P.C. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 420 Lexington Avenue, Suite 2446, New York, NY 10170.

49

The Company believes that it may be difficult to initiate an action with respect to U.S. securities law in BVI. British Virgin Islands courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that China is not the most appropriate forum to hear such a claim. In addition, even if a BVI court agrees to hear a claim, it may determine that BVI law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure may also be governed by BVI law.

Subject to certain time limitations and legal procedures, BVI courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, and the rules of private international law currently prevailing in the British Virgin Islands competent to render the judgment;
●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in the British Virgin Islands and the substance of the judgment is not contrary to public policy; and
●	the judgment is executory in the state in which it was given.

Even if these conditions are met, a BVI court may not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of BVI courts (subject to exceptional cases);
●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the British Virgin Islands;
●	the judgment was obtained by fraud;
●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the BVI court;
●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in the British Virgin Islands;
●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or
●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in the British Virgin Islands.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the Ordinary Shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statement and its exhibits and schedules for further information with respect to us and our Ordinary Shares.

50

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

51

Report of Independent Registered Public Accountant Firm

To the shareholders and the Board of Directors of
Tian’an Technology Group Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Tian’an Technology Group Ltd. and its subsidiaries (the Company) as of December 31, 2021 and 2020, and the related statements of operations and other comprehensive loss, stockholders’ equity, and cash flows for each of the years in the two year period ended December 31, 2021, and related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring significant losses and has accumulated deficiency in stockholders’ equity. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ HHC

We have served as the Company’s auditor since 2022.

Forest Hills, New York
August 18, 2022

F-1

TIAN’AN TECHNOLOGY GROUP LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2021	2020

ASSETS

Current Assets:
Cash	$456	$7,998
Other receivables	2,094	-
Due from related parties	-	6,124
Inventories	31,991	11,838
Advances to suppliers	16,257	2,258
VAT credit	11,580	9,963

Total Current Assets	62,378	38,181

Noncurrent Assets:
Equipment, net	2,277	3,351
Operating lease right-of-use assets, net	13,812	20,710

TOTAL ASSETS	$78,467	$62,242

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$-	$1,282
Payroll payable	31,653	16,559
Operating lease liabilities - current portion	5,683	23,559
Advance from customers	472	-
Due to related parties	494,473	459,315
Loan payables	110,110	-

Total Current Liabilities	642,391	500,715

Operating lease liabilities - noncurrent portion	7,604	-

TOTAL LIABILITIES	649,995	500,715

Commitments and Contingencies	-	-

Stockholders’ Equity:
Ordinary Shares, no par value, 100,000,000 shares authorized; 100,000,000 shares issued and outstanding as of December 31, 2021 and 2020.	-	-
Additional paid-in capital	-	-
Accumulated deficits	(533,822)	(414,567)
Other comprehensive loss	(37,706)	(23,906)

Total Stockholders’ Equity	(571,528)	(438,473)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$78,467	$62,242

The accompanying notes are an integral part of these consolidated financial statements

F-2

TIAN’AN TECHNOLOGY GROUP LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Year Ended December 31,
	2021	2020

Revenue	$37,065	$26,309
Cost of revenue	25,107	18,757

Gross Profit	11,958	7,552

Operating Expenses:
Research and development	33,757	40,361
Selling and marketing	18,015	13,819
General and administrative	78,935	61,742

Total Operating Expenses	130,707	115,922

Operating Loss	(118,749)	(108,370)

Other Income (Expense):
Interest income, net	30	13
Other income (expense), net	(536)	199

Net Loss	(119,255)	(108,158)
Other Comprehensive Loss:
Foreign currency translation adjustment	(13,800)	(26,237)

Comprehensive Loss	$(133,055)	$(134,395)

Loss Per Common Share, Basic and diluted	$(0.00)	$(0.00)

Weighted Average Number of Shares Outstanding, Basic And Diluted	100,000,000	100,000,000

The accompanying notes are an integral part of these consolidated financial statements

F-3

TIAN’AN TECHNOLOGY GROUP LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Ordinary Shares		Additional		Other
	Number of Shares	Ordinary Shares	Paid-in Capital	Accumulated deficits	Comprehensive Income (Loss)	Total

Balance at December 31, 2019	100,000,000	$-	$-	$(306,409)	$2,331	$(304,078)
Net loss	-	-	-	(108,158)	-	(108,158)
Foreign currency translation adjustment					(26,237)	(26,237)

Balance at December 31, 2020	100,000,000	-	-	(414,567)	(23,906)	(438,473)
Net loss	-	-	-	(119,255)	-	(119,255)
Foreign currency translation adjustment	-	-	-	-	(13,800)	(13,800)

Balance at December 31, 2021	100,000,000	$-	$-	$(533,822)	$(37,706)	$(571,528)

The accompanying notes are an integral part of these consolidated financial statements

F-4

TIAN’AN TECHNOLOGY GROUP LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(119,255)	$(108,158)
Adjustments to Reconcile Net Loss to Net Cash
Provided by (Used in) Operating Activities:
Depreciation and amortization	8,654	25,750
Expected credit loss expense	-	507
Impairment of inventory	(4,170)	3,898
Written off of doubtful accounts	(543)	-
Other receivables	(1,521)	(43)
Inventories	(15,369)	19,198
Advances to suppliers	(13,733)	2,166
VAT credit	(1,324)	2,049
Accounts payable	(1,298)	1,213
Advance from customers	465	(1,519)
Payroll payable	14,426	11,438
Lease liabilities	(10,907)	(16,925)
Due from related parties	6,200	60,680

Net Cash Provided by (Used in) Operating Activities	(138,375)	254

CASH FLOWS FROM FINANCING ACTIVITIES:
Loans from related parties	293,493	-
Repayments to related parties	(271,265)	-
Proceeds from loan payables	108,500	-

Net Cash Provided by Financing Activities	130,728	-

NET CASH PROVIDED BY INVESTING ACTIVITIES	-	-

Effect Of Exchange Rate Changes On Cash	105	496

Net Increase (Decrease) In Cash	(7,542)	750
Cash, beginning of year	7,998	7,248

Cash, end of year	$456	$7,998

Supplemental Disclosure Of Cash Flow Information:
Interest	$-	$-
Income taxes	$-	$-

NON-CASH TRANSACTIONS OF INVESTING AND FINANCING ACTIVITIES

Establishment of right-of-use assets and lease liabilities for new leases	$17,183	$4,074
Reduction of right-of-use assets and lease liabilities for cancelation of old leases	$17,964	$12,679

The accompanying notes are an integral part of these consolidated financial statements

F-5

Tian’an Technology Group Ltd. And Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Consolidated Financial Statements included data of Tian’an Technology Group Ltd. (“Tian’an”), a holding company incorporated in the British Virgin Islands on April 8, 2021; Yunke Jingrong Information Technology, Co., Ltd. (“Yunke”), a holding company incorporated in Hong Kong on October 27, 2021 and Shanghai Qige Power Technology Co., Ltd. (“Shanghai Qige”), an operating company incorporated in China (PRC) on August 10, 2016. Shanghai Quige is a wholly owned subsidiary of Yunke, which is a wholly owned subsidiary of Tian’an. Tian’an, Yunke and Shanghai Qige are collectively referred to as “the Company”, Currently, the Company’s all of its operation was conduct by Shanghai Qige, Tian’an and Yunke are holding companies and for the structure purpose. The Company were organized to research, develop, design, sale and service its power drive product systems. The Company’s main products are its Xuan Vector Brushless DC Controller and its XuanBo Brushless DC Motor. These products are used in low-speed electric vehicles, such as electric forklifts, golf carts, street sweepers and other types of specialized field vehicles.

The Company’s initially marketing efforts are in the Eastern China market with intention of developing a nationwide marketing network. The Company has developed a reputation of excellence in product quality and after sales service.

Name of Consolidated Companies	Domicile and Date of Incorporation	Paid in Capital	Percentage of Effective Ownership	Percent Principal Activities
Tian’an Technology Group Ltd.	April 8, 2021, British Virgin Islands	USD $0	100% owned by Mr. Heng Fei Yang	Investment holding
Yunke Jingrong Information Technology Co., Ltd.	October 27, 2021, PRC	USD $0	100% owned by Tian’an	Investment holding
Shanghai Qige Power Technology Co., Ltd.	August 10, 2016, PRC	USD $0	100% owned by Yunke	Production and distribution of power drive product systems

Basis of Presentation and Principles of Consolidation:

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the Company and its wholly-owned subsidiary. The Company’s functional currency is the Chinese Renminbi (“RMB”); however, the accompanying consolidated financial statements have been translated and presented in United States Dollars (“USD”). All significant inter-company accounts and transactions have been eliminated. The consolidated financial statements include all adjustments that, in the opinion of management, are necessary to make the financial statements not misleading.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with US GAAP requires Management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities on the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.

F-6

Management bases its estimates and judgments on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions of future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained, and as the Company’s operating environment changes. Significant estimates and assumptions by Management include, among others, useful life and impairment analysis of long-lived assets, valuation of inventory and right-of-use assets and liabilities, allowance for credit loss of financial assets, other receivables and prepayments. While Management believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

Concentrations of Business and Credit Risks

All of the Company’s manufacturing is located in the PRC. There can be no assurance that the Company will be able to successfully continue to manufacture its products and failure to do so would have a material adverse effect on the Company’s financial position, results of operations and cash flows. Moreover, the success of the Company’s operations is subject to numerous contingencies, some of which are beyond management’s control. These contingencies include general economic conditions, prices of raw materials, competition, governmental and political conditions, and changes in regulations. Since the Company is dependent on trade in the PRC, the Company is subject to various additional political, economic and other uncertainties. Among other risks, the Company’s operations will be subject to the risks of restrictions on transfer of funds, domestic customs, changing taxation policies, foreign exchange restrictions, and political and governmental regulations. The Company operates in China, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between United States dollars (“USD”) and the Chinese currency Renminbi (“RMB”). The results of operations denominated in foreign currency are translated at the average rate of exchange during the reporting periods.

Risks and Uncertainties

The recent outbreak of the coronavirus COVID-19 has spread across the globe and is impacting worldwide economic activity. Conditions surrounding the coronavirus continue to rapidly evolve and government authorities have implemented emergency measures to mitigate the spread of the virus. The outbreak and the related mitigation measures have had and will continue to have a material adverse impact on global economic conditions as well as on the Company’s business activities. The extent to which COVID-19 may impact the Company’s business activities will depend on future developments, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions, business disruptions, and the effectiveness of actions taken in the United States and other countries to contain and treat the disease. These events are highly uncertain and, as such, the Company cannot determine their financial impact at this time. No adjustments have been made to the amounts reported in these consolidated financial statements as a result of this matter.

Statements of Cash Flows

In accordance with Statement FASB ASC Topic 230, “Statement of Cash Flows”, cash flow from the Company’s operations is calculated based upon the local currencies and translated to the reporting currency using an average foreign exchange rate for the reporting period. As a result, amounts related to assets and liabilities reported in the statements of cash flows will not necessarily be the same as the corresponding balances on the consolidated balance sheets.

Cash

Cash consist primarily of cash on hand and cash in banks which is readily available in checking and saving accounts. The Company maintains cash with various financial institutions in the PRC where its accounts are uninsured. The Company has not experienced any losses from funds held in bank accounts and believes it is not exposed to any risk on its bank accounts.

F-7

Advances to Suppliers

The Company periodically makes advances to certain vendors for purchases of raw materials or to service providers for services and records these payments as advances to suppliers. As of December 31, 2021 and 2020, advances to suppliers amounted to $16,257 and $2,258, respectively.

Inventories

Inventories are stated at the lower of cost or market value. The Company used the weighted average cost method of accounting for inventories. The Company regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine whether valuation allowance is required. As of December 31, 2021 and 2020, the Company recorded $0 and $3,898 for inventory valuation allowance, respectively. During the years ended December 31, 2021 and 2020, the Company written off its inventories of $4,170 and $0, respectively.

Equipment

Equipment is stated at cost less accumulated depreciation, and include expenditures that substantially increase the useful lives of existing assets.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives are as follows:

Operating Equipment	5 years
Office equipment	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss is included in the consolidated statements of operations. Maintenance, repairs, and minor renewals are charged directly to expenses as incurred. Significant renewals and betterment to buildings and equipment are capitalized. Leasehold improvements are depreciated over the lesser of the useful life or the life of the lease.

Leases

The Company leases space from third parties as its plant sites or office. In accordance with Statement FASB ASC Topic 842, the Company recognizes a right-of-use asset and a lease liability at the commencement date of the of the lease contract and recognizes in profit or loss the lease cost or expense during the lease term. As an accounting policy, the Company elects not to recognizes a right-of-use asset and a lease liability requirements to short-term leases, which with a term of 12 months or less, instead, recognizes the lease payments in profit or loss on a straight-line basis over the lease term and variable lease payments in the period in which the obligation for those payments is incurred. The Company generally uses an incremental borrowing rate as discount rate to measure its lease liabilities, as the rate implicit in the lease is typically not readily determinable. Certain lease agreements include renewal options that are under the company’s control. The Company includes optional renewal periods in the lease term only when it is reasonably certain that the Company will exercise its option.

Variable lease payments include payments to lessors for taxes, maintenance, insurance and other operating costs as well as payments that are adjusted based on an index or rate. The company’s lease agreements do not contain any significant residual value guarantees or restrictive covenants.

Revenue Recognition

We adopted Accounting Standard Codification (“ASC”) Topic 606, Revenues from Contract with Customers (“ASC 606”) for all periods presented. Under ASC 606, revenue is recognized when control of the promised goods and services is transferred to the Company’s customers, in an amount that reflects the consideration that we expect to be entitled to in exchange for those goods and services, net of value-added tax. We determine revenue recognition through the following steps:

●	Identify the contract with a customer;
●	Identify the performance obligations in the contract;
●	Determine the transaction price;
●	Allocate the transaction price to the performance obligations in the contract; and
●	Recognize revenue when (or as) the entity satisfies a performance obligation.

F-8

The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied by the control of the promised goods and services is transferred to the customers, which at a point in time or over time as appropriate.

Our revenues are net of value added tax (“VAT”) collected on behalf of PRC tax authorities in respect to the sales of merchandise. VAT collected from customers, net of VAT paid for purchases, is recorded as a liability in the accompanying consolidated balance sheets until it is paid to the relevant PRC tax authorities.

Fair Value of Financial Instruments

The Company measures its financial and non-financial assets and liabilities, as well as makes related disclosures, in accordance with FASB Accounting Standards Codification No. 820, Fair Value Measurement (“ASC 820”), which provides guidance with respect to valuation techniques to be utilized in the determination of fair value of assets and liabilities. Approaches include, (i) the market approach (comparable market prices), (ii) the income approach (present value of future income or cash flow), and (iii) the cost approach (cost to replace the service capacity of an asset or replacement cost). ASC 820 utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one more significant inputs or significant value drivers are unobservable.

Loss per Common Share

The basic loss per share is calculated by dividing the Company’s net loss available to common shareholders by the weighted average number of common shares during the year. The diluted loss per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted loss per share is the same as basic loss per share due to the lack of dilutive instruments in the Company. For the years ended December 31, 2021 and 2020, the Company had no potential dilutive Ordinary Shares equivalents outstanding.

Income Taxes

The Company is governed by the Income Tax Law and associated legislations of the PRC. The Company accounts for income taxes in accordance with FASB ASC 740 “Income Taxes” (formerly SFAS No. 109 Accounting for Income Taxes), which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets is dependent upon future earnings, if any, of which the timing and amount are uncertain.

According to ASC 740, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition.

F-9

Translation of Foreign Currencies

For subsidiaries where the functional currency is other than the U.S. dollar, the Company uses the period-end exchange rates to translate assets and liabilities, the average monthly exchange rates to translate revenue and expenses, and historical exchange rates to translate shareholders’ equity, into U.S. dollars. The Company records translation gains and losses in accumulated other comprehensive loss as a component of shareholders’ equity in the consolidated balance sheet.

	December 31,
	2021	2020
Year ended RMB: USD Exchange rate	0.1573	0.1531
Average yearly RMB: USD Exchange rate	0.1550	0.1449

Comprehensive Loss

The Company’s comprehensive loss includes net loss and unrealized gains and losses on foreign currency translation adjustments. Foreign currency translation adjustment losses for the periods ended December 31, 2021 and 2020 were $13,800 and $26,237, respectively.

Recent Accounting Pronouncements

Accounting pronouncements not yet adopted

In March 2020, the FASB issued ASU 2020-04, Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which amends ASC Topic 848, Reference Rate Reform. This ASU provides optional expedients and exceptions for applying GAAP to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. This new guidance is optional and may be elected over time through December 31, 2022 as reference rate reform activities occur. This new guidance is not expected to have a material impact on the Corporation’s consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which amends ASC Subtopic 470-20, Debt with Conversion and Other Options and ASC Subtopic 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity. The ASU simplifies the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. In addition, the ASU enhances information transparency by making targeted improvements to the disclosures for convertible instruments and earnings-per-share guidance and amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. ASU 2020-06 is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2021. Management has not yet evaluated the impact of this ASU on the consolidated financial statements.

In October 2021, the FASB issued ASU 2021-08, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which amends ASC Topic 805, Business Combinations, The ASU improves the accounting for acquired revenue contracts with customers in a business combination by addressing diversity in practice and inconsistency related to the (1) recognition of an acquired contract liability and (2) payment terms and their direct effect on subsequent revenue recognized by the acquirer. ASU 2021-08 is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2022. Management has not yet evaluated the impact of this ASU on the consolidated financial statements.

The Company does not believe that above recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

F-10

NOTE 2 – GOING CONCERN

As of December 31, 2021, the Company has generated revenues from its business operations and has incurred an accumulated deficit of $533,822 and a negative working capital of $580,013. The Company will require additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern from a period of one year from the issuance of these financial statements. The Company intends to continue to fund its business by way of private placements and financing supports from related parties as may be required. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – INVENTORIES

Inventories consist of the following:

	December 31,
	2021	2020
Finished goods	$31,991	$15,957
Less: impairment loss	-	(4,119)
Inventory, net	$31,991	$11,838

During the years ended December 31, 2021 and 2020, the Company wrote off $4,170 and $0, respectively. During the years ended December 31, 2021 and 2020, the Company recognized $0 and $3,898, respectively, as impairment loss from inventory.

NOTE 4 – EQUIPMENT, NET

Equipment consisted of the following:

	December 31,
	2021	2020
Office equipment	$1,101	$1,072
Operating equipment	6,135	5,970
	7,236	7,042
Less: accumulated depreciation	(4,959)	(3,691)
Equipment, net	$2,277	$3,351

Depreciation expenses for the years ended December 31, 2021 and 2020 were $1,149 and $1,074, respectively. Management evaluates if any circumstance change that make aggregate undiscounted future cash flow generate by this equipment will less than its carrying amount at less in annual basis. There are no impairments for the years ended December 31, 2021 and 2020, respectively.

NOTE 5 – LEASES

The Company’s lease portfolio primarily consists of real estate properties. The following table summarizes the amounts and location of operating and finance leases on the consolidated balance sheets:

		December 31,
	Balance Sheet Caption	2021	2020
Assets
Operating	Right-of-use assets	$13,812	$20,710
Finance		-	-
Total lease assets		$13,812	$20,710
Liabilities
Operating
Current	Lease liabilities – current portion	$5,683	$23,559
Noncurrent	Lease liabilities – noncurrent portion	7,604	-
Finance
Current		-	-
Noncurrent		-	-
Total lease liabilities		$13,287	$23,559

F-11

The following table summarizes the lease costs recognized in the consolidated statements of earnings:

	For the Year Ended December 31,
	2021	2020
Operating lease cost	$7,505	$24,676
Short-term lease cost	-	-
Variable lease cost	-	-
Total lease cost	$7,505	$24,676

Sublease income for the years ended December 31, 2021 and 2020 were insignificant.

The following table presents the weighted-average remaining lease term and weighted-average discount rate for operating and finance leases:

	For the Year Ended December 31,
	2021	2020
Weighted-average remaining lease term (years)
Operating	2.33	0.92
Finance	-	-
Weighted-average discount rate
Operating	6.05%	6.05%
Finance	-	-

The following table presents supplementary cash flow information regarding the company’s leases:

	For the Year Ended December 31,
	2021	2020
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating activities	$10,907	$16,925
Right-of-use assets obtained in exchange for new operating lease liabilities	$17,183	$4,074
Reduction of right-of-use assets and lease liabilities for cancelation of old leases	$17,964	$12,679

The following table summarizes the future maturities of the Company’s operating lease liabilities as of December 31, 2021:

Operating Leases
2022	$6,299
2023	7,874
2024	-
2025	-
2026	-
Thereafter	-
Total lease payments	14,173
Less: interest	(886)
Present value of lease liabilities	$13,287

F-12

NOTE 6 – LOAN PAYABLES

On November 20, 2021, the Company entered into a loan agreement with Shenzhen Shihong Education and Culture Ltd in the principal amount of $108,500. The loan is due on November 22, 2022 and will accrue no interest if the loan is repaid upon maturity. If the loan is not fully repaid on or before November 22, 2022, the Company will be charged a rate of 0.03% interest per day. As of December 31, 2021 and 2020, the ending balance of loan payables was $110,110 and $0, respectively.

NOTE 7 – RELATED PARTY TRANSACTIONS

Due from related parties

For operational purposes, the Company provided certain advances to members of its management team, including its Chief Executive Officer (“CEO”). As of December 31, 2021 and 2020, the outstanding balance of the advances to the Company’s management was $0 and $6,124, respectively. The advances were collected as $6,200 and $60,680, respectively, during the years ended December 31, 2021 and 2020.

Due to related parties

On July 15, 2019, the Company entered into a loan agreement of $459,315 with one of its related parties, Liaoning Xinjian Linguo Yitang Health Management Ltd., without interest charge and with no collateral. The loan is due on demand. The Company’s Chief Executive Officer, Mr. Heng Fei Yang, is the actual controlling owner of Liaoning Xinjian Linguo Yitang Health Management Ltd. During the years ended December 31, 2021 and 2020, the Company repaid $271,265 and $0. As of December 31, 2021 and 2020, the outstanding balance of the loan was $196,625 and $459,315, respectively. The Company has repaid the loan of $196,625 as of September 2022.

On April 15, 2021, the Company entered into a loan agreement of $293,493 with one of its related parties, Mr. Heng Fei Yang, without interest charge and collateral. The loan is due on demand. Mr. Heng Fei Yang is the Company’s CEO. As of December 31, 2021 and 2020, the outstanding balance of the loan was $297,848 and $0, respectively.

NOTE 8 – EQUITY

The Company is authorized to issue an unlimited number of Ordinary Shares without par value. As of December 31, 2021 and 2020, it had 100,000,000 shares outstanding, respectively.

On July 13, 2022, the Company’s CEO, Mr. Heng Fei Yang, surrendered 60,000,000, no par value, ordinary shares back to the Company. He is currently the beneficial owner of 40,000,000 ordinary shares of the Company.

NOTE 9 – TAXES

Income Taxes

British Virgin Islands (“BVI”)

The Company is a BVI registered corporation and is not subject to tax on income or capital gain. In addition, payments of dividends by Tian’an to their shareholders are not subject to withholding tax in the BVI.

Hong Kong

The Company’s subsidiary, Yunke, is incorporated in Hong Kong and has no operating profit or tax liabilities during the period. Yunke is subject to tax at 16.5% on the assessable profits arising in or derived from Hong Kong.

F-13

The PRC

The Company’s subsidiary operating in the PRC is subject to the Corporate Income Tax Law of the PRC at a unified income tax rate of 25%. The reconciliation of income tax rate to the effective income tax rate for the years ended December 31, 2021 and 2020 from our continuing operation is as follows:

	For the Year Ended December 31,
	2021	2020
Loss before income taxes from operations in the PRC	$(119,255)	$(108,158)
Statutory income tax rate	25%	25%
Income tax expense at statutory rate	(29,814)	(27,040)
Tax effect of non-deductible items	-	-
Valuation allowance of deferred tax assets	29,814	27,040
Income tax expense	$-	$-

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $29,814 and $27,040 for the years ended December 31, 2021 and 2020, primarily relating to net operating loss carryforwards from the local tax regime.

Value-Added Tax and Other Withholding and Other Levies

The Company’s products are sold in the PRC and are subject to VAT on the gross sales price. The VAT rates range up to 13%, depending on the type of products sold. The VAT may be offset by VAT paid by the Company for raw materials and other materials included in the cost of producing or acquiring its finished products. The Company records a VAT payable net of payments if the VAT payable on the gross sales is larger than VAT paid by the Company on purchase of materials or finished goods: otherwise, the Company records a VAT deductible in the accompanying financial statements net of any VAT payable at the end of reporting periods. As of December 31, 2021 and 2020, the Company recorded VAT credit of $11,580 and $9,963, respectively.

The Company is also subject to other levies such as stamp tax, unban construction tax, additional education tax which are charged by local governments. The rates of such levies are small and vary among the different jurisdictions in which the Company does business. The Company also acts as the personal income tax withholding agent for the salaries paid its employees. As of December 31, 2021 and 2020, the Company recorded other levies and withholding $0, respectively.

NOTE 10 – NET LOSS PER SHARE

Basic net loss per share is computed using the weighted average number of common shares outstanding during the year. The dilutive effect of potential common shares outstanding is included in diluted net loss per share. The following table sets forth the computation of basic and diluted net loss per share for the years ended December 31, 2021 and 2020:

	For the Year Ended December 31,
	2021	2020
Net loss attributable to common shareholders	$(119,255)	$(108,158)
Weighted average common shares outstanding – Basic and diluted	100,000,000	100,000,000
Loss per shares – basic and diluted	$(0.00)	$(0.00)

NOTE 11 – STATUTORY RESERVES

Under the laws of the PRC the Company’s subsidiaries are required to make appropriations to the statutory reserve based on after-tax net earnings and determined in accordance with generally accepted accounting principles of the People’s Republic of China (the “PRC GAAP”). Appropriation to the statutory reserve should be at least 10% of the after-tax net income until the reserve is equal to 50% of the registered capital. The statutory reserve is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation.

F-14

NOTE 12 – CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

a.	Credit risk

Financial instruments that are potentially subject to credit risk consist principally of trade receivables. The Company believes the concentration of credit risk in its trade receivables is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

b.	Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

c.	Exchange rate risk

The reporting currency of the Company is USD, to date the majority of the revenues and costs are denominated in RMB and a significant portion of the assets and liabilities are denominated in RMB. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and RMB. If RMB depreciates against US$, the value of RMB revenues and assets as expressed in USD financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

d.	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operation may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy. The outbreak of COVID-19 pandemic has expanded all over the world since the beginning of 2020, which has greatly slowdown the growth of the global economy, including the PRC, and this effect might be continued until the COVID 2019 was controlled by the human being. The slowdown of the growth of the PRC’s economy might has adversely effect on our current business and future developments if we would not catch the opportunities of the increasing demand of medical from the popular residents.

The Company’s operations in the PRC are subject to special considerations. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

NOTE 13 – SUBSEQUENT EVENTS

In May and June 2022, the Company issued 5 million shares to 66 individuals for RMB $3,400,700 or approximately $500,000. As of the date of this report, the relevant subscription receivables had been collected.

F-15

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses payable by the registrant, in connection with the sale of ordinary shares being registered under this registration statement. All amounts shown are estimates except for the SEC registration fee.

Selling Commissions	$-
Securities and Exchange Commission registration fee	$46.35
Edgar Fees (estimate)	$5,000
Translation Fees	$-
Transfer Agent Fees	$750
Accounting fees and expenses	$57,500
Legal fees and expenses	$125,000
Total	$182,546.35

Item 14. Indemnification of Directors and Officers

The Company indemnifies against all expenses, including legal fees, and against all judgments, fine and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

a)	in or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or
b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

Item 15. Recent Sales of Unregistered Securities

In May and June 2022, the Company issued 5 million shares to 66 individuals for RMB 3,400,700 or approximately $500,000. The relevant subscription receivable has been collected in May and June 2022.

Item 16. Exhibits and Financial Schedules

(a)	Exhibits

Exhibit Number	Description
3.1	Certificate of Incorporation of Tian’an Technology Group Ltd

3.2	Articles of Association of Yunke Jingrong Information Technology Co., Limited

3.3	Articles of Association of Shanghai Qige Power Technology Co., Ltd.

3.4	English Translation of Business License of Shanghai Qige Power Technology Co., Ltd, dated August 10, 2016

5.1*	Opinion of BVI counsel

II-1

10.1	Factory Premises Leasing Contract by and between Shanghai MarisoPrecision Machinery Co., Ltd and Shanghai Qige Power Technology Co., Ltd dated April 15, 2021.

10.2	Loan Agreement by and between Liaoning Xinjianlin Guoyitang Health Management Co., Ltd. and the Company, dated July 15, 2019

10.4	Market Expansion Cooperation Agreement by and between Shanghai Qige Power Technology Co., Ltd and He Li, dated November 2, 2021

10.5	Form of Sales Agreement

10.6	Loan Agreement by and between Tian’an Technology Group Ltd and Mr. Yang Heng Fei, dated April 15, 2021

10.7	Loan Agreement by and between Tian’an Technology Group Ltd and Shenzhen Shihong Education and Culture Ltd, dated November 20, 2021

10.8	Form of Securities Purchase Agreement

10.9	Employment agreement by and between Tian’an Technology Group Ltd and Mr. Yang Heng Fei, dated December 18, 2019

10.10	Employment agreement by and between Tian’an Technology Group Ltd and He Cong, dated February 1, 2022

10.12	Patent Authorization Agreement by and between Tian’an Technology Group Ltd and Heng Fei Yang, dated January 29, 2021

23.1	Consent of HHC

23.2*	Consent of _____ [BVI counsel] (included in Exhibit 5.1)

24.1	Power of Attorney

107	Filing Fee Table

101.INS	Inline XBRL Instance Document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

* To be filed by amendment

II-2

Item 17. Undertakings

The undersigned registrant hereby undertakes to provide to the purchasers at the closing specified in the subscription agreements, certificates in such denominations and registered in such names as required to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on September 15, 2022.

TIAN’AN TECHNOLOGY GROUP LTD

By:	/s/ Heng Fei Yang
Heng Fei Yang Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form F-1 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Heng Fei Yang	Chief Executive Officer, President and Director	September 15, 2022
Heng Fei Yang	(Principal Executive Officer)

/s/ Cong He	Chief Financial Officer	September 15, 2022
Cong He	(Principal Financial and Accounting Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York, United States of America on September 15, 2022.

AUTHORIZED U.S. REPRESENTATIVE

By:	The Crone Law Group, PC
Name:	/s/ Mark E. Crone
Title:	Principal

II-4